Exhibit 10.12

OFFICE LEASE

Castro Station

100, 150 and 200 W. Evelyn Avenue

Mountain View, California

Basic Lease Information

Date:	December 21, 2014

Landlord:	SFF CASTRO STATION, LLC, a California limited liability company

Tenant:	LIVONGO HEALTH, INC., a Delaware corporation

Building (section 1.1):	That certain building located at 150 W. Evelyn Avenue, Mountain View, California

Project (section 1.1):	Those certain buildings located at 100, 150 and 200 W. Evelyn Avenue, Mountain View, California, and the parcel(s) of land on which the buildings are located

Premises (section 1.1):	A portion of the first floor of the Building located at 150 W. Evelyn Avenue, comprising 6,530 square feet of rentable area and commonly known as Suite 150

Parking (section 1.4):	Three (3) unreserved parking spaces per 1,000 rentable square feet of Premises (for an initial parking space total of nineteen (19) as of the Commencement Date)

Lease Term (section 2.1):	Approximately sixty-one (61) months

Commencement Date (section 2.1):	The date that Landlord delivers the Premises to Tenant in its existing “as is” condition, which date is anticipated to be January 1, 2015.

Expiration Date (section 2.1):	The last day of the sixty-first (61st) full calendar month following the Commencement Date

Base Rent (section 3.1(a)):	Month	Monthly Base Rent

Lease Months 1-12*	$ 44,731.00
Lease Months 13-24	$ 46,072.00
Lease Months 25-36	$ 47,455.00
Lease Months 37-48	$ 48,878.00
Lease Months 49-60	$ 50,345.00
Lease Month 61	$ 51,855.00

Lease Month 1 shall commence on the Commencement Date and end on the last day of the first full calendar month thereafter, and each subsequent Lease Month shall be the calendar month commencing on the day after the expiration of the prior Lease Month.

*  Notwithstanding anything contained herein to the contrary, the Base Rent payable hereunder shall be fully abated until the date (the “Rent Commencement Date”) that is one (1) month (i.e., 30 days) following the Commencement Date.

Rent Payment Address (section 3.3):	c/o Cushman & Wakefield, P.O. Box 45257, San Francisco, CA 94145

Tenant’s Percentage Share (section 4.1(c)):	5.69%

Permitted Use (section 6.1):	General Office, research and development

Service Hours (section 7.2)	8 A.M. to 6 P.M. (“Business Hours”) Monday through Friday (except union holidays and legal holidays) (“Business Days”)

Letter of Credit Amount (Article 27):	$178,922.00

Tenant’s Address (section 30.1):	At the Premises

Landlord’s Address (section 30.1):	c/o PSAI Realty Partners, LLC, 155 Montgomery St., Suite 1600, San Francisco, California 94104

Landlord’s Broker (section 32.1):	Cassidy Turley

Tenant’s Broker (section 32.1):	Newmark Cornish and Carey

Exhibits:	Exhibit A — Plan Outlining Premises Exhibit B — Approved Plans Exhibit C — Rules and Regulations Exhibit D — Form Letter of Credit

The foregoing Basic Lease Information is incorporated in and made a part of this Lease. If there is any conflict between the Basic Lease Information and any other part of this Lease, the former shall control.

TENANT:

LIVONGO HEALTH, INC., a Delaware corporation

By	/s/ Glen Tullman

Name	Glen Tullman
Title:	CEO Livongo Health

By

Name

Title

LANDLORD:

SFF CASTRO STATION, LLC, a California limited liability company,

By	SFF Realty Fund, L.P., a Delaware limited partnership its Manager

By: PSAI Realty Partners, LLC, a Delaware limited liability company its General Partner

By	/s/ Erik A. Foraker

Name	Erik A. Foraker
Title	Managing Director

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TABLE OF CONTENTS

(Continued)

Exhibit A	Plan Outlining the Premises
Exhibit B	Approved Plans
Exhibit C	Rules and Regulations
Other Attachments (if any)

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OFFICE LEASE

THIS LEASE, made as of the date specified in the Basic Lease Information by and between the landlord specified in the Basic Lease Information (“Landlord”), and the tenant specified in the Basic Lease Information (“Tenant”),

W I T N E S S E T H:

ARTICLE 1

Premises

1.1 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to the terms, covenants and conditions set forth in this Lease, the space (the “Premises”) substantially shown outlined on the floor plan attached hereto as Exhibit A and described in the Basic Lease Information, which Premises are located in the building (the “Building”) described in the Basic Lease Information. The Building is part of a larger Project commonly known as Castro Station consisting of 100, 150 and 200 W. Evelyn Avenue, Mountain View, California (collectively, the “Project”). As used in this Lease, the term “Project” shall include the parcel or parcels of land on which the Project is located and all appurtenances thereto and all improvements located thereon (including, without limitation, the buildings located at 100, 150 and 200 W. Evelyn Avenue, Mountain View, California). During the Lease Term, Tenant shall have the nonexclusive right, in common with other tenants of the Project, to use only for their intended purposes of lobbies, entrances, stairs, elevators and other public portions of the Project, that are designated by Landlord from time to time as common areas and not leased to or allocated for the exclusive use of another tenant of the Project. Landlord shall have the right from time to time to change the size, location, configuration, character or use of any such common areas, construct additional improvements or facilities in any such common areas, or close any such common areas; provided, however that Tenant shall at all times have the right to use the number of parking spaces specified in the Basic Lease Information. Tenant shall not interfere with the rights of Landlord and other tenants of the Project to use such common areas. All of the windows and outside decks or terraces and walls of the Premises and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance and repairs, are reserved to Landlord.

1.2 Tenant acknowledges that Tenant has inspected the Premises, the Building and the Project or has had the Premises, the Building and the Project inspected by professional consultants retained by Tenant, Tenant is familiar with the condition of the Premises, the Building and the Project, the Premises, the Building and the Project are suitable for Tenant’s purposes, and the condition of the Premises, the Building and the Project is acceptable to Tenant. Landlord shall have no obligation to construct or install any improvements in the Premises, the Building or the Project or to remodel, renovate, recondition, alter or improve the Premises, the Building or the Project in any manner, and Tenant shall accept the Premises “as is” on the Commencement Date. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a person certified pursuant to

Section 4459.2 of the California Government Code (a Certified Access Specialist). Tenant hereby waives any and all rights it otherwise might now or hereafter have under Section 1938 of the California Civil Code. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose, or any other kind arising out of this Lease and there are and shall be no warranties that extend beyond the warranties, if any, expressly set forth in this Lease.

1.3 No easement for light, air or view is included with or appurtenant to the Premises. Any diminution or shutting off of light, air or view by any structure which may hereafter be erected (whether or not constructed by Landlord) shall in no way affect this Lease or impose any liability on Landlord.

1.4 Notwithstanding section 1.1 of this Lease relating to use of the common areas of the Project for parking, Tenant shall have the right to use only the number of parking spaces specified in the Basic Lease Information. No parking spaces shall be reserved for the exclusive use of Tenant. Tenant shall use such parking spaces solely for parking automobiles of Tenant’s officers, employees and visitors. Tenant shall not, at any time, use more than the number of parking spaces specified in the Basic Lease Information. Tenant shall comply with all Rules and Regulations and all laws now or hereafter in effect relating to the use of parking spaces.

1.5 As of the Commencement Date, Landlord shall cause, at Landlord’s sole cost and expense and without reimbursement, the Base Building Systems (as defined below) serving the Premises and the Base Building (as defined below) to be in good working order and condition and the existing improvements in the interior of the Premises to be in good working order and condition; provided that the foregoing shall not imply any representation or warranty as to the useful life of such systems, nor shall the foregoing diminish Tenant’s responsibility pursuant to section 10.1 below to perform any repairs, modifications or improvements to the same necessitated after the Commencement Date, whether by reason of Tenant’s use of the same, Tenant’s Alterations (as defined below), ordinary wear and tear, or otherwise. The foregoing warranty by Landlord specifically excludes any equipment that is installed by Tenant following the Commencement Date and any malfunctioning of any Building systems due to Tenant’s Alterations or Tenant’s acts or omissions. As used in this Lease, the “Base Building Systems” means the plumbing lines and equipment (but not including plumbing fixtures), HVAC (but not including any HVAC systems installed by Tenant after the date hereof or any modifications to the existing HVAC systems made by Tenant following the date hereof), sprinklers, electrical (including panels and outlets), and interior lighting (but not including interior lighting installed Tenant after the date hereof or any modifications to the existing interior lighting made by Tenant following the date hereof). For purposes of the foregoing, “Base Building” means the structural portions of the Building (including exterior walls, roof, foundation and core of the Building), and the exterior of the Building.

ARTICLE 2

Term

2.1 The terms and provisions of this Lease shall be effective as of the date of this Lease. The Lease Term shall be the term specified in the Basic Lease Information (the “Lease Term”), which shall commence on the commencement date specified in the Basic Lease Information (the “Commencement Date”) and, unless extended or sooner terminated as hereinafter provided, shall end on the expiration date specified in the Basic Lease Information (the “Expiration Date”). If Landlord, for any reason whatsoever, does not deliver possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, but in such event, the Commencement Date shall be postponed until the date on which Landlord delivers possession of the Premises to Tenant.

2.2 At any time during the Lease Term, Landlord may deliver to Tenant a notice confirming the Commencement Date and the Expiration Date as determined in accordance with this Lease, which notice Tenant shall execute and return to Landlord within five (5) Business Days following receipt.

2.3 Tenant may enter the Premises prior to the Commencement Date solely for the purpose of space planning, installing Alterations, fixtures and equipment in the Premises for use by Tenant following the Commencement Date. Tenant shall not conduct any business operations in the Premises or use the Premises for any other purpose before the Commencement Date. If Tenant enters the Premises for any such permitted purpose prior to the Commencement Date, all of the agreements and covenants of Tenant in this Lease, except the payment of rent, shall apply and be in force, including, without limitation, the provisions of Article 6, Article 8 and Article 13 of this Lease. Before Tenant enters the Premises, Tenant shall deliver certificates of insurance to Landlord as required by Article 13 of this Lease. During any such entry into the Premises before the Commencement Date, Tenant shall not interfere in any way with any construction work or other activity by Landlord in the Premises and Tenant shall cooperate in all reasonable ways with Landlord while Landlord is carrying on any construction work or other activity within the Premises.

ARTICLE 3

Rent

3.1 Tenant shall pay to Landlord the following amounts as rent for the Premises:

(a) Commencing as of the Rent Commencement Date and thereafter during the Lease Term, Tenant shall pay to Landlord, as monthly rent, the base rent specified in the Basic Lease Information (the “Base Rent”).

(b) Commencing as of the Commencement Date and thereafter during each calendar year or part thereof during the Lease Term, Tenant shall pay to Landlord, as additional rent, Tenant’s Percentage Share (as hereinafter defined) of the total dollar amount of all Operating Expenses (as hereinafter defined) paid or incurred by Landlord in such calendar year.

(c) Commencing as of the Commencement Date and thereafter during each calendar year or part thereof during the Lease Term, Tenant shall pay to Landlord, as additional rent, Tenant’s Percentage Share of the total dollar amount of all Property Taxes (as hereinafter defined) paid or incurred by Landlord in such calendar year.

(d) Throughout the Lease Term, Tenant shall pay, as additional rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money and charges are otherwise designated “additional rent.” As used in this Lease, “rent” shall mean and include all Base Rent, all additional rent and all other amounts payable by Tenant in accordance with this Lease.

3.2 The additional rent payable pursuant to sections 3.1(b) and 3.1(c) hereof shall be calculated and paid in accordance with the following procedures:

(a) Within thirty (30) days prior to the first day of each calendar year during the Lease Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord’s estimate of the amounts payable under sections 3.1(b) and 3.1(c) hereof for the ensuing calendar year. On or before the first day of each month during such ensuing calendar year, Tenant shall pay to Landlord, as monthly rent, one twelfth of such estimated amounts. If such notice is not given for any calendar year, Tenant shall continue to pay on the basis of the prior calendar year’s estimate until the month after such notice is given. If at any time it appears to Landlord that the amounts payable under sections 3.1(b) and 3.1(c) hereof for the current calendar year will vary from Landlord’s estimate, Landlord may, by giving written notice to Tenant, revise its estimate for such calendar year. If Landlord delivers its estimate after the first day of a calendar year, or if Landlord revises its estimate for a calendar year, then upon no less than thirty (30) days prior written notice subsequent payments by Tenant for such calendar year shall be based on such late or revised estimate, as the case may be, with an appropriate adjustment to the amount of such subsequent payments such that, prior to the end of such calendar year or portion thereof during the Lease Term, Tenant shall have paid Landlord’s entire estimate of the amounts payable under sections 3.1(b) and 3.1(c) hereof for such calendar year.

(b) Within a reasonable time after the end of each calendar year, Landlord shall give Tenant a written statement of the amounts payable under sections 3.1(b) and 3.1(c) hereof for such calendar year certified by Landlord. If such statement shows an amount owing by Tenant that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit the excess to the next succeeding monthly installments payable under sections 3.1(b) and 3.1(c) hereof. If such statement shows an amount owing by Tenant that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement. Failure by Landlord to give any notice or statement to Tenant under this section 3.2 shall not waive Landlord’s right to receive, and Tenant’s obligation to pay, the amounts payable by Tenant under sections 3.1(b) and 3.1(c) hereof. During the Lease Term, but in no event more often than once in any one (1) year period, Tenant or its authorized employee or representative shall have the right to inspect the books of Landlord relating to Operating Expenses, Property Taxes and other amounts charged to Tenant as additional rent pursuant to section 3.1, after giving reasonable prior written notice to Landlord and during the business hours of Landlord at Landlord’s office in the Project or at such other location as Landlord may designate, for the purpose of verifying the information in such statement; provided that, if Tenant utilizes an independent accountant to perform such review, then such accountant shall be one of national standing which is reasonably acceptable to Landlord which shall, along with Tenant, be required to execute a confidentially agreement prepared by Landlord; provided further that Tenant shall have no right to inspect such books pertaining to any given period more than one hundred twenty (120) days after Landlord shall have delivered the written statement pertaining to such period. If Tenant’s audit of Landlord’s books and records shows an aggregate overstatement of Operating Expenses owed by Tenant of five percent (5%) or more and Landlord’s auditors concur in such findings (or, in the absence of such concurrence, such overstatement is confirmed by a court of competent jurisdiction or such other dispute resolution mechanism as to which the parties mutually agree in writing), then Landlord shall pay to Tenant, Tenant’s reasonable cost of conducting the audit (either for internal or outside auditors) not to exceed Ten Thousand Dollars ($10,000). Internal auditors shall be billed at the hourly payroll cost of those employees to Tenant (based on a 40 hour work week and including wages and benefits) multiplied by the reasonable number of hours spent auditing plus reasonable travel costs. If Tenant’s audit shows a difference of less than five percent (5%), then Tenant shall be responsible for all costs of such review.

(c) If the Lease Term ends on a day other than the last day of a calendar year, the amounts payable by Tenant under sections 3.1(b) and 3.1(c) hereof applicable to the calendar year in which the end of the term occurs shall be prorated on the basis which the number of days from the commencement of such calendar year to and including the date on which the end of the term occurs bears to three hundred sixty five (365). Termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to section 3.2(b) hereof to be performed after such termination.

3.3 Tenant shall pay all monthly rent (i.e., monthly installments of Base Rent and monthly installments of Landlord’s estimates of amounts payable under sections 3.1(b) and 3.1(c) hereof) to Landlord, in advance, on or before the first day of each and every calendar month during the Lease Term, without notice, demand, deduction or offset, in lawful money of the United States of America. Landlord instructs Tenant to pay all such monthly rent to the address specified therefor in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate in writing. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect. If Tenant’s obligation to pay Base Rent hereunder commences on a day other than the first day of a calendar month, or if the Lease Term terminates on a day other than the last day of a calendar month, then the Base Rent payable for such partial month shall be appropriately prorated on the basis of a thirty (30)-day month. Upon signing this Lease, Tenant shall pay to Landlord an amount equal to the Base Rent for the first full calendar month of the Term in which monthly Base Rent is payable, which amount Landlord shall apply to the Base Rent for such first full calendar month.

ARTICLE 4

Operating Expenses and Property Taxes Definitions

4.1 The following terms shall have the definitions herein specified:

(a) “Operating Expenses” shall mean all costs and expenses paid or incurred by Landlord in connection with the ownership, management, operation, maintenance, repair and/or replacement of the Project or providing services in accordance with this Lease, including, without limitation, the following: (i) salaries, wages, other compensation and benefits for personnel engaged in the management, operation, maintenance or repair of the Project (which, for employees working for other properties in addition to the Real Property, shall be allocated proportionately to reflect the time spent working in connection with the Real Property); (ii) uniforms provided to such personnel; (iii) premiums and other charges incurred by Landlord with respect to fire, other casualty, rent and liability insurance, any other insurance as is deemed necessary or advisable in the reasonable judgment of Landlord, or any insurance required by the holder of any mortgage or deed of trust encumbering any portion of the Project; (iv) costs of repairing an insured casualty to the extent of the deductible amount under the applicable insurance policy; (v) water and sewer charges or fees (excluding initial connection fees); (vi) license, permit and inspection fees; (vii) sales, use and excise taxes on goods and services purchased by Landlord; (viii) telephone, delivery, postage, stationery supplies and other expenses; (ix) management fees and expenses not materially exceeding management fees normally payable for comparable management services in comparable buildings in the Mountain View market (provided that such management fees and expenses, in the aggregate, shall be no more than 3% of the gross revenues of the Project in any calendar month nor less than $1.50 per square foot per year of the Project); (x) costs and expenses for electricity, chilled water, air conditioning, water for heating, gas, fuel, steam, heat, lights, power and other energy related utilities required in connection with the operation, maintenance and repair of the Project; (xi) equipment lease payments; (xii) repairs to and physical maintenance of the Project, including costs incurred in connection with the parking areas serving the Project (including costs of painting, restriping, and resurfacing the parking areas of the Project) and costs incurred with respect to the repair and replacement of worn out or broken building systems (including HVAC systems), equipment, facilities, parts and installations; (xiii) window cleaning, security, guard, extermination, water treatment, garbage and waste disposal, rubbish removal, plumbing and other services; (xiv) inspection or service contracts for elevator, electrical, mechanical and other building equipment and systems; (xv) supplies, tools, materials and equipment used in connection with the management, operation, maintenance or repair of the Project; (xvi) accounting, legal and other professional fees and expenses (excluding legal fees incurred by Landlord relating to disputes with specific tenants or the negotiation, interpretation or enforcement of specific leases); (xvii) painting the exterior or the public or common areas of the Project and the cost of maintaining the sidewalks, landscaping and other common areas of the Project; (xviii) the cost of furniture, draperies, carpeting and other customary and ordinary items of personal property (excluding paintings, sculptures or other works of fine art) provided by Landlord for use in common areas of the Project or in the building office, such costs to be reasonably amortized as determined by Landlord; (xix) all costs and expenses resulting from work, labor, supplies, materials or services similar or in addition to, or in lieu of, any of the foregoing, or resulting from compliance with any laws, ordinances, rules, regulations or orders with which the Project was not required to comply as of the date of this Lease, or to comply with any amendment or other change to the enactment or interpretation of any applicable laws from its enactment or interpretation on or before the date of this Lease; (xx) building office rent or rental value for office space reasonably necessary for the proper management and operation of the Project; and (xxi) all costs and expenses of contesting by appropriate legal proceedings any matter concerning managing, operating, maintaining or repairing the Project or the amount or validity of any Property Taxes, except to the extent incurred in connection with lease negotiations or disputes with specific tenants; (xxii) cost of maintaining, repairing and replacing all personal property, fixtures and equipment (including window washing machinery) used in the management, operation, maintenance or repair of the Project and exterior window coverings provided by Landlord and carpeting in public corridors and common areas (provided that any replacements of such items that are capital in nature shall be amortized as determined by Landlord, together with interest at the rate of eight and one-half percent (8.5%) per annum, or such higher annual rate as Landlord may actually have to pay, on the unamortized balance); and (xxiii) the cost, reasonably amortized as determined by Landlord, together with interest at the rate of eight and one-half percent (8.5%) per annum, or such higher annual rate as Landlord may actually have to pay, on the unamortized balance, of all capital improvements made to the Project after the date of this Lease or capital assets acquired by Landlord after the date of this Lease that are (A) required to comply with any conservation program or required by any law, ordinance, rule, regulation or order that are first enacted, or first interpreted to apply to the Project, after the date of this Lease or (B) performed primarily to reduce current or future operating costs, to upgrade Project security, to otherwise improve the operating efficiency of the Project, or for the protection of the health and safety of the occupants of the Project.

Anything contained in the preceding paragraph to the contrary notwithstanding, Operating Expenses shall not include (1) Property Taxes, (2) depreciation on the Project (except as specified above), (3) costs of tenants’ improvements, (4) real estate brokers’ commissions, (5) principal and interest (6) capital improvements (except the cost of capital improvements and capital assets and interest thereon as specified above), (7) cost of repairs, replacements, and the like paid for by insurance proceeds, (8) the cost of any alterations or improvements to the Project to correct any construction defects or to correct any violations with existing laws existing as of the Commencement Date, (9) repairs necessitated by condemnation or casualty to the extent that Landlord is reimbursed by insurance proceeds or by other tenants of the Project, (10) costs incurred by Landlord in connection with any violation of law by Landlord or any other tenant (e.g., environmental laws) or in connection with a violation of by Landlord or any other tenant of any lease, (11) costs that are reimbursed directly by another tenant or for services provided to some tenants specifically but not to tenants as a whole, (12) depreciation of the Project and related improvements, (13) costs of renovating, redecorating or improving a specific tenant’s space or vacant space, (14) amounts paid to subsidiaries, affiliates or other Landlord-related parties for services rendered to Landlord in connection with the Project to the extent such charges materially exceed the amounts that would be paid by Landlord to an unaffiliated third party, (15) Landlord’s general overhead and administrative expenses which are not properly chargeable to operating expenses for the Project as part of the management fee or otherwise, (16) cost of new or additional buildings or other additional structures (except to the extent required under clause (xxiii) above), (17) income, excess profits, franchise, transfer, estate or inheritance taxes of Landlord, and (18) any other item of expense that, but for this exclusion, would be included twice, so that no duplication will occur.

Actual Operating Expenses that vary based on occupancy levels shall be adjusted to equal Landlord’s reasonable estimate of Operating Expenses for a full calendar year with one hundred percent (100%) of the total rentable area of the Project occupied during such full calendar year. Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s reasonable discretion. The Operating Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable and consistent manner over all expense years.

(b) “Property Taxes” shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Project or any part thereof, any personal property used in connection with the Project. Property Taxes shall also include any costs and expenses incurred by Landlord in securing any Proposition 8 or other reduction in Property Taxes. Property Taxes shall also include any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property taxes and any taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent. Notwithstanding the foregoing, Property Taxes shall not include (i) net income (measured by the income of Landlord from all sources or from sources other than solely rent), excise profits, franchise, documentary transfer, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Property Taxes, or (ii) any tax, assessment, fee or charge paid by Tenant pursuant to section 5.1 hereof.

(c) “Tenant’s Percentage Share” shall mean the percentage specified in the Basic Lease Information.

ARTICLE 5

Other Taxes Payable by Tenant

5.1 In addition to all monthly rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse Landlord upon demand for all taxes, assessments, excises, levies, fees and charges, including, without limitation, all transit impact development fees, housing impact development fees and other payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are payable by Landlord and levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (a) the Premises, (b) the cost or value of any equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord, (c) any monthly rent or any additional rent payable under this Lease, including, without limitation, any gross receipts tax levied by any public or government authority with respect to the receipt of any such rent, (d) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or (e) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Such taxes, assessments, excises, levies, fees and charges shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, documentary transfer, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any such taxes, assessments, excises, levies, fees and charges. If it is unlawful for Tenant to reimburse Landlord for any such taxes, assessments, excises, levies, fees or charges, the Base Rent payable prior to the imposition thereof shall be increased to provide Landlord the same net Base Rent after the imposition thereof as Landlord received prior to the imposition of such taxes, assessments, excises, levies, fees or charges. All taxes, assessments, excises, levies, fees and charges payable by Tenant under this Article 5 shall be deemed to be, and shall be paid as, additional rent.

ARTICLE 6

Use; Environmental Matters

6.1 Tenant shall use the Premises only for the purposes described in the Basic Lease Information for Tenant’s business and no other purpose whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. Tenant shall not do or permit to be done in, on or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, ordinance, rule, regulation or order now in force or which may hereafter be enacted, or which is prohibited by any property insurance policy carried by Landlord for the Project, or will in any way increase the existing rate of, or cause a cancellation of, or affect any property or other insurance for the Project or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in, on or about the Premises which will in any way obstruct or interfere with the rights of Landlord or other tenants of the Project, or injure or annoy them. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable activity, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises. Tenant shall not bring into the Building any furniture, equipment, materials or other objects which overload the Building or any portion thereof.

6.2 Tenant shall not bring or keep, or permit to be brought or kept, in the Premises or the Project any “hazardous substance” (as hereinafter defined). Tenant shall not use, produce, process, manufacture, generate, treat, handle, store or dispose of any hazardous substance in the Premises or the Project, or use the Premises for any such purpose, or emit, release or discharge any hazardous substance into any air, soil, surface water or groundwater comprising the Premises or the Project, or permit any person using or occupying the Premises to do any of the foregoing. The preceding sentence shall not prohibit the ordinary use of any hazardous substance normally used in the operation of a general office for Tenant’s business as permitted by this Lease, provided the amount of any such hazardous substance does not exceed the quantity necessary for the normal operation of a general office in the ordinary course of business and the use, storage and disposal of any such hazardous substance strictly comply with all applicable “environmental laws” (as hereinafter defined). Tenant shall comply, and shall cause all persons using or occupying the Premises to comply, with all environmental laws applicable to the use or occupancy of the Premises by Tenant or any operation or activity of Tenant therein.

6.3 Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, actions, judgments, liabilities, costs, expenses, losses, damages, penalties, fines and obligations of any nature (including reasonable attorneys’ fees and disbursements incurred in the investigation, defense or settlement of claims) that Landlord may incur as a result of, or in connection with, claims arising from the presence, use, storage, transportation, treatment, disposal, release or other handling, on or about or beneath the Premises, of any hazardous substances introduced or permitted on or about or beneath the Premises by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. The liability of Tenant under this section 6.3 shall survive the termination of this Lease with respect to acts or omissions that occur before such termination.

6.4 As used in this Lease, “hazardous substance” shall mean any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant or contaminant, or words of similar import, in any of the environmental laws, and includes asbestos, petroleum, petroleum products, polychlorinated biphenyls, radon gas, radioactive matter, and chemicals which may cause cancer or reproductive toxicity. As used in this Lease, “environmental laws” shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater.

6.5 Landlord represents that, to Landlord’s actual knowledge, as of the date of this Lease, there are no hazardous substances in the Building in material violation of applicable environmental laws in effect as of the date of this Lease.

ARTICLE 7

Services

7.1 Landlord shall maintain the public and common areas of the Project (such as lobbies, stairs, corridors and restrooms in the common areas, but not including any such areas located within any tenant’s premises), the roof, structural and exterior elements of the Project, and the Base Building Systems including, but not limited to, mechanical (heating, ventilating and air conditioning) and electrical systems of the Project (but excluding (i) any supplemental systems (such as air-conditioning systems or power generators, regardless of whether they are located inside or outside the Premises) and (ii) any equipment used in connection with the Premises and installed specifically for Tenant) in reasonably good order and condition. Any damage in or to any such areas, elements or systems caused by Tenant or any agent, employee, contractor, licensee or invitee of Tenant shall be repaired by Landlord at Tenant’s expense and Tenant shall reimburse Landlord therefor on demand, as additional rent. Landlord shall not be liable for any criminal acts of others or for any direct, consequential or other loss or damage related to any malfunction, circumvention or other failure of any access control service, device or personnel.

7.2 Landlord shall furnish the following utilities and services (“Basic Services”) for the Premises: (i) during Business Days (as defined in the Basic Lease Information), electricity for Building standard lighting and power suitable for the use of the Premises for ordinary general office purposes, (ii) during Business Hours (as defined in the Basic Lease Information) on Business Days, heat and air conditioning required in Landlord’s judgment for the comfortable use and occupancy of the Premises for ordinary general office purposes, (iii) elevator service to the floor(s) of the Premises by nonattended automatic elevators for general office pedestrian usage, and (iv) on Business Days, janitorial services limited to emptying and removal of general office refuse, light vacuuming as needed and window washing as determined by Landlord. Notwithstanding the foregoing, however, Tenant may use water, heat, air conditioning, electric current, elevator and janitorial service in excess of that provided in Basic Services (“Excess Services,” which shall include without limitation any power usage other than through existing standard 110-volt AC outlets; electricity and/or water consumed by Tenant in connection with any dedicated or supplemental heating, ventilating and/or air conditioning, computer power, telecommunications and/or other special units or systems of Tenant; chilled, heated or condenser water; or water used for any purpose other than ordinary drinking and lavatory purposes), provided that the Excess Services desired by Tenant are reasonably available to Landlord and to the Premises (it being understood that in no event shall Landlord be obligated to make available to the Premises more than the pro rata share of the capacity of any Excess Service available to the Building or the applicable floor of the Building, as the case may be), and provided further that Tenant complies with the procedures established by Landlord from time to time for requesting and paying for such Excess Services and with all other provisions of this Article 7. Landlord reserves the right to install in the Premises or the Building electric current and/or water meters (including, without limitation, any additional wiring, conduit or panel required therefor) to measure the electric current or water consumed by Tenant or to cause the usage to be measured by other reasonable methods (e.g. by temporary “check” meters or by survey). Subject to any temporary shutdown for repairs, for security purposes, for compliance with any legal restrictions, or due to fire or other casualty, acts of God, acts of terror, or other causes beyond the reasonable control of Landlord (A) Tenant shall have access to the Premises 24 hours a day, each day of the term of this Lease, (B) the services described in (iii) above shall be provided to the Premises 24 hours a day, each day of the term of this Lease, without additional charge to Tenant, and (C) subject to the above provisions of this Article 7 regarding availability of,Excess Services and Tenant’s payment for Excess Services, the electricity, heat and air conditioning described in (i) and (ii) above shall be available to the Premises 24 hours a day, each day of the term of this Lease.

7.3 The cost of Basic Services shall be included in Operating Expenses. In addition, Tenant shall pay to Landlord upon demand (i) the cost, at Landlord’s prevailing rate, of any Excess Services used by Tenant, (ii) the cost of installing, operating, maintaining or repairing any meter or other device used to measure Tenant’s consumption of utilities, (iii) the cost of installing, operating, maintaining or repairing any Temperature Balance Equipment (as defined in section 7.4 below) for the Premises and/or any equipment required in connection with any Excess Services requested by Tenant, and (iv) any cost otherwise incurred by Landlord in keeping account of or determining any Excess Services used by Tenant. Landlord’s failure to bill Tenant for any of the foregoing shall not waive Landlord’s right to bill Tenant for the same at a later time.

7.4 If the temperature otherwise maintained in any portion of the Premises by the heating, air conditioning or ventilation system is affected as a result of (i) the type or quantity of any lights, machines or equipment (including without limitation typical office equipment) used by Tenant in the Premises, other than as provided by Landlord, (ii) the occupancy of such portion of the Premises to exceed the normal occupancy for use of the Premises described in the Basic Lease Information, as reasonably determined by Landlord, or (iii) any rearrangement of partitioning or other improvements, then at Tenant’s sole cost, Landlord may install any equipment, or modify any existing equipment (including the standard air conditioning equipment) Landlord deems necessary to restore the temperature balance (such new equipment or modifications to existing equipment termed herein “Temperature Balance Equipment”). Tenant agrees to keep closed, when necessary, draperies and/or window treatments which, because of the sun’s position, must be closed to provide for the efficient operation of the air conditioning system, and Tenant agrees to cooperate with Landlord and to abide by the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating and air conditioning system. Landlord makes no representation to Tenant regarding the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Building to maintain temperatures that may be required for, or because of, any computer or communications rooms, machine rooms, conference rooms or other areas of high concentration of personnel or electrical usage, or any other uses other than or in excess of the fractional horsepower normally required for office equipment, and Landlord shall have no liability for loss or damage suffered by Tenant or others in connection therewith.

7.5 Landlord’s obligation to provide utilities and services for the Premises are subject to the Rules and Regulations of the Project, applicable laws (including the rules or actions of the public utility company furnishing the utility or service), and shutdowns for maintenance and repairs, for security purposes, or due to fire or other casualty, acts of God, or other causes beyond the control of Landlord. In the event of an interruption in, or failure or inability to provide any service or utility for the Premises for any reason, such interruption, failure or inability shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future laws permitting the termination of this Lease due to such interruption, failure or inability.

7.6 In the event any governmental authority having jurisdiction over the Project promulgates or revises any applicable laws or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Project relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions (collectively “Controls”) or in the event Landlord is required or elects to make alterations to the Project in order to comply with such mandatory or voluntary Controls, Landlord may, in its sole discretion, comply with such Controls or make such alterations to the Project related thereto. Such compliance and the making of such alterations shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant.

7.7 Tenant acknowledges that Landlord may, from time to time, be required to disclose certain information concerning the Building’s energy use pursuant to California Public Resources Code Section 25402.10 and the regulations promulgated pursuant thereto (collectively, together with any future law or regulation regarding disclosure of energy efficiency data with respect to the Building, “Energy Disclosure Regulations”). Tenant shall cooperate with Landlord with respect to any disclosure and/or reporting requirements pursuant to any Energy Disclosure Regulations. Without limiting the generality of the foregoing, Tenant shall, within ten (10) days following request from Landlord, disclose to Landlord all information requested by Landlord in connection with the Energy Disclosure Regulations, including, but not limited to, the amount of power or other utilities consumed within the Premises for which the meters for such utilities are in Tenant’s name, the number of employees working within the Premises, the operating hours for Tenant’s business in the Premises, and the type and number of equipment operated by Tenant in the Premises. Tenant acknowledges that this information shall be provided on a non-confidential basis and may be provided by Landlord to the applicable utility providers, the California Energy Commission (and other governmental entities having jurisdiction with respect to the Energy Disclosure Regulations), and any third parties to whom Landlord is required to make the disclosures pursuant to the Energy Disclosure Regulations. Tenant agrees that none of the Landlord Parties (as defined below) shall be liable for any loss, cost, damage, expense or liability related to Landlord’s disclosure of such information provided by Tenant. In addition, Tenant represents to Landlord that any and all information provided by Tenant to Landlord pursuant to this paragraph shall be, to the best of Tenant’s knowledge, true and correct in all material respects and Tenant shall indemnify, defend and hold harmless the Landlord Parties from and against all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection with or arising from any breach of the foregoing representation and/or Tenant’s failure to timely provide any information requested by Landlord pursuant to this paragraph.

ARTICLE 8

Alterations

8.1 Tenant shall not make any alterations, additions, modifications or improvements in or to the Premises or any part thereof (including, without limitation, any initial improvements that may be constructed by Tenant in the Premises prior to first commencing business operations in the Premises), or attach any fixtures or equipment thereto (collectively, “Alterations”), without Landlord’s prior written consent, such consent not to be unreasonably withheld. The distribution of electrical outlets throughout the open space in the Premises (“Tenant’s Initial Alterations”) as shown on Exhibit B attached hereto are hereby approved. Notwithstanding the preceding sentence, Tenant may make such Alterations without Landlord’s consent only if the total cost is Twenty-Five Thousand Dollars ($25,000.00) or less and it will not affect in any way the structural, exterior, entry or roof elements of the Project or the Premises, or the mechanical, electrical, plumbing, utility or life safety systems of the Project, but Tenant shall give prior written notice of any such Alterations to Landlord. All Alterations in or to the Premises to which Landlord consents shall be made by Tenant at Tenant’s sole cost and expense as follows:

(a) Tenant shall submit to Landlord, for Landlord’s prior written approval, complete plans and specifications for all work to be done by Tenant. Such plans and specifications shall be prepared by responsible licensed architect(s) and engineer(s) approved in writing by Landlord, shall comply with all applicable codes, laws, ordinances, rules and regulations, shall not adversely affect the basic Building shell or any systems, components or elements of the Building, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the approval thereof, and shall be otherwise satisfactory to Landlord in Landlord’s reasonable discretion. Landlord shall respond to Tenant’s plans and specifications (and to any resubmittal of plans) within ten (10) business days of Landlord’s receipt thereof; provided that Landlord’s non-response shall be deemed disapproval of the plans and specifications. Landlord may also require, as a condition to its consent to any Alterations, that any architect retained by Tenant in connection with such Alterations be certified as a Certified Access Specialist (CASp), and that following the completion of such Alterations, such architect shall certify the Premises as meeting all applicable construction-related accessibility standards pursuant to California Civil Code section 55.53. Tenant shall provide Landlord advance written notice of the licensed architect(s) and engineer(s) whom Tenant proposes to engage to prepare such plans and specifications. Landlord shall notify Tenant in writing whether Landlord approves or disapproves such architect(s) and engineer(s). Landlord’s approval or consent to any such work shall not impose any liability upon Landlord, and no action taken by Landlord in connection with such approval, including, without limitation, attending construction meetings of Tenant’s contractors, shall render Tenant the agent of Landlord for purposes of constructing any Alterations.

(b) If Landlord disapproves such plans and specifications, or any portion thereof, Landlord shall notify Tenant of such disapproval and of the revisions which Landlord requires in order to obtain Landlord’s approval within a reasonable period of time. Thereafter, Tenant shall submit to Landlord revised plans and specifications incorporating the revisions required by Landlord. Such revisions shall be subject to Landlord’s prior written approval. Tenant shall pay all costs, including the fees and expenses of the licensed architect(s) and engineer(s), in preparing such plans and specifications.

(c) Tenant shall pay for all work (including, without limitation, the cost of all utilities, permits, fees, taxes, and property and liability insurance premiums in connection therewith) required to make the Alterations. Tenant shall engage responsible licensed contractor(s) approved in writing by Landlord to perform all work. Tenant shall provide Landlord advance written notice of the contractors, subcontractors, mechanics and materialmen whom Tenant proposes to engage for the work, all of which shall be licensed in the State of California and capable of being bonded. Landlord shall notify Tenant in writing whether Landlord approves or disapproves such contractor(s) within a reasonable period of time. Approval will not be unreasonably withheld. All contractors and other persons shall at all times be subject to Landlord’s control while in the Project. Landlord shall have the right to require that Tenant post such security for the payment of the Alterations as Landlord reasonably determines is necessary and Landlord shall also have the right to require that any such contractor engaged by Tenant shall, prior to commencing work in the Premises, provide Landlord with a performance bond and a labor and materials payment bond from a surety reasonably acceptable to Landlord in the amount of the contract price for the work naming Landlord and Tenant

(and any other person designated by Landlord) as co obligees. Prior to the commencement of any Alterations, if required by Landlord, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in form and amount approved by Landlord covering such Alterations. Under no circumstances shall Landlord be liable to Tenant for any liability, loss, cost or expense incurred by Tenant on account of Tenant’s plans and specifications, Tenant’s contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work. In addition, Tenant acknowledges and agrees that any and all Alterations have not been expressly or impliedly required as a condition to the execution of this Lease for the use of the Premises permitted under this Lease or in lieu of payment of rent.

(d) Tenant shall give written notice to Landlord of the date on which construction of any work will be commenced at least twenty (20) days prior to such date (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall cause all work to be performed by the licensed contractor(s) approved in writing by Landlord in accordance with the plans and specifications approved in writing by Landlord and in full compliance with all applicable codes, laws, ordinances, rules and regulations. Following the completion of the Alterations, Tenant shall cause Tenant’s architect to certify the Premises as meeting all applicable construction-related accessibility standards pursuant to California Civil Code Section 55.53.

(e) All changes in the plans and specifications approved by Landlord shall be subject to Landlord’s prior written approval, such approval not to be unreasonably withheld or delayed. If Tenant wishes to make any such change in such approved plans and specifications, Tenant shall have Tenant’s architect(s) and engineer(s) prepare plans and specifications for such change and submit them to Landlord for Landlord’s written approval. If Landlord disapproves such change, Landlord shall specify in writing the reasons for disapproval and such plans and specifications shall be revised by Tenant and resubmitted to Landlord for Landlord’s written approval. After Landlord’s written approval of such change, such change shall become part of the plans and specifications approved by Landlord.

(f) Tenant shall pay Landlord on demand prior to or during the course of construction of any Alterations an amount (the “Supervision Fee”) equal to three percent (3%) of the total cost of such Alteration (and for purposes of calculating the Supervision Fee, such cost shall include architectural and engineering fees, but shall not include permit fees) as compensation to Landlord for Landlord’s review of the plans and specifications for such Alterations and general oversight of the construction. In addition, Tenant shall pay to Landlord any direct costs incurred by Landlord with respect to any Alterations made by Tenant (beyond the normal services provided to tenants in the Project) and shall reimburse Landlord for all out-of pocket expenses incurred by Landlord in connection with the review, approval and supervision of such Alterations. Notwithstanding the foregoing, the Supervision Fee shall not be payable with respect to the initial Alterations to be performed by Tenant in the Premises immediately following the Commencement Date.

8.2 All Alterations, including, without limitation, carpeting and all other improvements made pursuant to Exhibit B, if any, whether temporary or permanent in character, made in or to the Premises either by Tenant or by Landlord shall become part of the Project and Landlord’s property. At Landlord’s sole election any or all Alterations made for or by Tenant shall be removed by Tenant from the Premises at the expiration or sooner termination of this Lease and the Premises shall be restored by Tenant to their condition prior to the making of the Alterations, ordinary wear and tear excepted; provided, however, that upon Tenant’s express written request making specific reference to this section 8.2, Landlord shall advise Tenant at the time of Landlord’s approval of any Alteration requested by Tenant (or within ten (10) Business Days after receipt of Tenant’s notice to Landlord with respect to Cosmetic Alterations not requiring Landlord’s approval) whether Landlord will require the removal of the Alteration and restoration of the Premises to its previous condition at the expiration or sooner termination of this Lease (Landlord’s failure to expressly waive in writing Tenant’s removal obligation as to any Alterations shall preserve Landlord’s right to make its foregoing election with respect to such Alterations). The removal of the Alterations and the restoration of the Premises shall be performed by a general contractor selected by Tenant and approved by Landlord, in which event Tenant shall pay the general contractor’s fees and costs in connection with such work. Movable furniture, equipment, trade fixtures and personal property (except partitions) shall remain the property of Tenant and Tenant shall, at Tenant’s expense, remove all such property from the Project at the end of the Lease Term. Termination of this Lease shall not affect the obligations of Tenant pursuant to this section 8.2 to be performed after such termination.

8.3 Tenant hereby acknowledges that notwithstanding anything contained herein to the contrary, Landlord is not and shall not be deemed to be a “participating owner” with respect to any Alterations made in or to the Premises. Prior to commencement of any work at the Premises, Tenant shall obtain from all contractors, subcontractors, laborers, materialmen, and suppliers performing work in the Premises for Tenant a writing or writings duly executed by authorized representatives of such contractors, subcontractors, laborers, materialmen, or suppliers containing the following language or substantially identical provisions:

“Contractor acknowledges and agrees that it is performing a work of improvement on a Tenant’s leasehold interest and agrees to limit any right to impose a mechanic’s or materialman’s lien to Tenant’s leasehold interest. Contractor further agrees that the work of improvement is not being performed at Landlord’s insistence, is not being performed for the benefit of Landlord or Landlord’s ownership (fee) interest, and that Landlord is not directing Contractor’s work. Contractor further agrees that Landlord is not participating in the work of improvement or in Tenant’s enterprise. Contractor further agrees that it will provide Landlord with written notice of commencement of work within three (3) business days following commencement, so that Landlord may timely post a Notice of Non-Responsibility. Contractor waives and relinquishes the benefit of the “participating owner” doctrine as stated in California law, and further waives and relinquishes any right it may otherwise have had to impose any mechanic’s or materialman’s lien on Landlord’s ownership interest in the property.”

ARTICLE 9

Liens

9.1 Tenant shall keep the Premises and the Project free from mechanics’, materialmen’s and all other liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall promptly and fully pay and discharge all claims on which any such lien could be based. Tenant shall have the right to contest the amount or validity of any such lien, provided Tenant gives prior written notice of such contest to Landlord, prosecutes such contest by appropriate proceedings in good faith and with diligence, and, upon request by Landlord, furnishes such bond as may be required by law to protect the Project and the Premises from such lien. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Project from such liens, and to take any other action Landlord deems necessary to remove or discharge liens or encumbrances at the expense of Tenant.

ARTICLE 10

Maintenance and Repairs

10.1 Tenant shall, at all times during the Lease Term and at Tenant’s sole cost and expense, maintain and repair the Premises and every part thereof (including, without limitation (i) any supplemental systems (including air-conditioning systems or power generators, regardless of whether they are located inside or outside the Premises) installed specifically for Tenant at Tenant’s request, and (ii) any equipment used in connection with the Premises and installed specifically for Tenant at Tenant’s request) and all equipment, fixtures and improvements therein and keep all of the foregoing clean and in good order and operating condition, ordinary wear and tear and damage thereto by fire or other casualty excepted. Tenant hereby waives all rights under California Civil Code section 1941 and all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as provided by California Civil Code section 1942 or any other law, statute or ordinance now or hereafter in effect. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, maintain, decorate or paint the Premises, the Building or the Project or any part thereof or any equipment, fixtures or improvements therein. No representations respecting the condition of the Premises, the Building or the Project have been made to Tenant either by Landlord or by any real estate broker. Tenant’s obligation to keep the Premises and every part thereof and all equipment, fixtures and improvements located therein and/or exclusively serving the Premises in good condition and repair in accordance with this section 10.1 is part of the consideration for Landlords leasing the Premises to Tenant.

ARTICLE 11

Damage or Destruction

11.1 If the Building or the Premises, or any part thereof, is damaged by fire or other casualty before the Commencement Date or during the Lease Term, and this Lease is not terminated pursuant to sections 11.2 or 11.3 hereof, Landlord shall repair such damage and restore the Building and the Premises to substantially the same condition in which the Building and the Premises existed before the occurrence of such fire or other casualty (provided that Landlord shall have no obligation to restore any above-Building standard improvements or Alterations in the Premises, unless the cost thereof is paid by Tenant in advance of such restoration, or any Alterations made by or for Tenant in the Premises following the Commencement Date) and this Lease shall, subject to the provisions of this Article 11, remain in full force and effect. If such fire or other casualty damages the Premises or common areas of the Project necessary for Tenant’s use and occupancy of the Premises and Tenant ceases to use any portion of the Premises as a result thereof, then during the period the Premises are rendered untenantable by such damage Tenant shall be entitled to a reduction in monthly rent in the proportion that the area of the Premises rendered unusable by such damage bears to the total area of the Premises. Landlord shall not be obligated to repair any damage to, or to make any replacement of, any movable furniture, equipment, trade fixtures or personal property in the Premises or Alterations made by or for Tenant in the Premises following the Commencement Date. Tenant shall, at Tenant’s sole cost and expense, repair and replace all such movable furniture, equipment, trade fixtures, personal property and any Alterations made by or for Tenant in the Premises following the Commencement Date. Such repair and replacement by Tenant shall be done in accordance with Article 8 hereof. Tenant hereby waives California Civil Code sections 1932(2) and 1933(4), or any successor statute, providing for termination of hiring upon destruction of the thing hired.

11.2 If the Project or the Premises, or any part thereof, is damaged by fire or other casualty before the Commencement Date or during the Lease Term and (a) such fire or other casualty occurs during the last twelve (12) months of the Lease Term and the repair and restoration work to be performed by Landlord in accordance with section 11.1 hereof cannot, as reasonably estimated by Landlord, be completed within two (2) months after the occurrence of such fire or other casualty, or (b) the insurance proceeds received by Landlord in respect of such damage are not adequate to pay the entire cost, as reasonably estimated by Landlord, of the repair and restoration work to be performed by Landlord in accordance with section 11.1 hereof, or (c) the repair and restoration work to be performed by Landlord in accordance with section 11.1 hereof cannot, as reasonably estimated by Landlord, be completed within six (6) months after the occurrence of such fire or other casualty, then, in any such event, Landlord shall have the right, by giving written notice to Tenant within sixty (60) days after the occurrence of such fire or other casualty, to terminate this Lease as of the date specified in such notice, which date shall be not less than thirty (30) days nor more than sixty (60) days after the date such notice is given.

ARTICLE 12

Subrogation

12.1 Tenant waives on behalf of its insurers under all policies of property, liability and other insurance (excluding workers’ compensation) carried by Tenant during the Lease Term insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Tenant against Landlord. Landlord waives on behalf of its insurers under all policies of property, liability and other insurance (excluding workers’ compensation) carried by Landlord during the Lease Term insuring or covering the Project or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Landlord against Tenant. Tenant shall, prior to or immediately after the date of this Lease, procure from each of the insurers under all such policies of property, liability and other insurance (excluding workers’ compensation) insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, a waiver of all rights of subrogation which the insurer might otherwise, if at all, have to any claims of Tenant against Landlord as required by this Article 12. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity has an insurable interest in the property damaged.

ARTICLE 13

Indemnification and Insurance

13.1 Tenant hereby waives all claims against Landlord, Landlord’s members, partners, shareholders, trustees, and beneficiaries, the Project’s property manager, and Landlord’s asset manager, and their respective officers, directors, agents, servants, employees and independent contractors (collectively, the “Landlord Parties”), for damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises, the Building or the Project arising at any time and from any cause whatsoever other than solely by reason of the gross negligence or willful misconduct of Landlord. Tenant further assumes all risk of, and agrees that Landlord and the Landlord Parties shall not be liable for, any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) sustained as a result of the Premises not having been inspected by a Certified Access Specialist (CASp). Tenant shall indemnify, defend and hold harmless the Landlord Parties from and against all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection with or arising from (a) any cause whatsoever in, on or about the Premises or any part thereof arising at any time other than solely by reason of the gross negligence or willful misconduct of Landlord, or (b) any act or omission of Tenant or its agents, employees, contractors, invitees or licensees in, on or about any part of the Project other than the Premises (including, without limitation, any damage, bodily or personal injury, illness or death which is caused in part by Landlord), or (c) any breach by Tenant of the terms of this Lease. This Article 13 shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.

13.2 Tenant shall, at Tenant’s sole cost and expense, obtain and keep in force during the Lease Term the following insurance:

(a) Workers’ compensation as required by statute and employers’ liability insurance policies with a minimum limit of $1,000,000. The policies shall contain a Waiver of Subrogation endorsement in favor of the Landlord Parties.

(b) Automobile liability insurance policy containing liability symbol “1” (any automobile), including owned, non-owned and hired automobiles, with a combined single limit of $1,000,000 for bodily injury and property damage or equivalent approved by Landlord.

(c) An occurrence form commercial general liability insurance policy with coverage at least as broad as ISO form CG0001 with limits of not less than $1,000,000 combined single limit, each occurrence and aggregate, and will not provide for a self-insured retention or deductible in excess of $25,000. Such insurance shall include Legal Liability limits of $1,000,000 per occurrence, and $2,000,000 products/completed operations coverage and such insurance shall be primary insurance as respects any claims, losses or liability arising directly or indirectly from the Tenants operations and/or occupancy, and any other insurance maintained by Landlord shall be excess and not contributory with the insurance required hereunder. Said insurance policies shall include an endorsement, providing that the Landlord Parties and their officers and employees are additional insured using CG 2011 or comparable wording. The Additional Insured(s) endorsement shall be at no cost to Landlord or the other additional insured(s). All such insurance shall insure the performance by Tenant of the indemnity agreement set forth in section 13.1 hereof.

(d) Umbrella liability insurance policy with a limit of not less than $4,000,000. The policy shall provide excess coverage over Tenant’s Employers’ Liability, Automobile Liability and Commercial General Liability coverages.

(e) Insurance policy for full replacement cost of Tenant’s movable furniture, equipment, trade fixtures and personal property in the Premises and any Alterations made by or for Tenant after the Commencement Date, with special form cause of loss (including earthquake and flood if applicable) with agreed value endorsement. Business income and extra expense insurance coverage will be included in such amounts as will reimburse Tenant for direct or indirect loss of earnings for a period not less than twelve (12) months. All amounts received by Tenant under the insurance specified in this section 13.2 shall first be applied to the payment of the cost of the repair and replacement Tenant is obligated to do under Article 11 hereof.

13.3 Landlord reserves the right to increase the amounts of coverage specified in section 13.2 above from time to time provided such additional coverage is also customarily required by reasonably prudent landlords of comparable office buildings in the Mountain View office market. In addition, Landlord reserves the right to require that Tenant cause any of its contractors, vendors, movers or other parties conducting activities in or about or occupying the Premises to obtain and maintain insurance as determined by Landlord (which insurance coverages may be greater than those set forth in section 13.2 above and which may include types of insurance not specified above with respect to Tenant) and as to which Landlord and such other parties designated by Landlord shall be additional insureds.

13.4 All insurance required under this Article 13 and all renewals thereof shall be issued by good and responsible companies rated not less than A-:VIII in Best’s Insurance Guide and qualified to do and doing business in the State of California. Each policy, other than Tenant’s workers’ compensation insurance, shall: (a) provide that the policy shall not be canceled or altered without thirty (30) days’ prior written notice to Landlord and shall remain in effect notwithstanding any such cancellation or alteration until such notice shall have been given to Landlord and such period of thirty (30) days shall have expired; (b) protect Tenant, as named insured, and Landlord and all the other Landlord Parties and any other parties designated by Landlord, as additional insureds, using such ISO or other form of endorsement as directed in writing by Landlord; (c) shall insure Landlord’s and such other parties’ contingent liability with -regard to acts or omissions of Tenant; (d) include all waiver of subrogation rights endorsements necessary to effect the provisions of Article 12 above; (e) provide that the policy and the coverage provided shall be primary, that Landlord, although an additional insured, shall nevertheless be entitled to recovery under such policy for any damage to Landlord or the other Landlord Parties by reason of acts or omissions of Tenant, and that any coverage carried by Landlord shall be noncontributory with respect to policies carried by Tenant; (f) specifically include all liability assumed by Tenant under this Lease (provided, however, that such contractual liability coverage shall not limit or be deemed to satisfy Tenant’s indemnity obligations under this Lease); and (g) if subject to deductibles, shall provide for deductible amounts not in excess of those approved in advance in writing by Landlord in its sole discretion. Tenant shall deliver certificates of insurance, acceptable to Landlord, to Landlord at least ten (10) days before the Commencement Date and at least ten (10) days before expiration of each policy. In addition, upon the issuance thereof; Tenant shall deliver each such policy or a certified copy thereof to Landlord for retention by Landlord. If Tenant fails to insure or fails to furnish to Landlord upon notice to do so any such policy or certified copy and certificate thereof as required, Landlord shall have the right from time to time to effect such insurance for the benefit of Tenant or Landlord or both of them and all premiums paid by Landlord shall be payable by Tenant as additional rent on demand.

ARTICLE 14

Compliance With Legal Requirements

14.1 Tenant shall, at its sole cost and expense, promptly comply with all laws, ordinances, rules, regulations, orders and other requirements of any government or public authority now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with any direction or certificate of occupancy issued pursuant to any law by any governmental agency or officer, insofar as any thereof relate to or affect the condition, use or occupancy of the Premises or the operation, use or maintenance of any equipment, fixtures or improvements in the Premises (collectively, “Legal Requirements”), excluding requirements of structural changes not related to or affected by Tenant’s acts or use of the Premises or by Alterations made by or for Tenant.

ARTICLE 15

Assignment and Subletting

15.1 Tenant shall not, directly or indirectly, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, assign this Lease or any interest herein or sublease the Premises or any part thereof; or permit the use or occupancy of the Premises by any person other than Tenant. Tenant shall not, directly or indirectly, without the prior written consent of Landlord, pledge, mortgage or hypothecate this Lease or any interest herein. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant involuntarily or by operation of law without the prior written consent of Landlord. For purposes of this Lease, any of the following transfers on a cumulative basis shall constitute an assignment of this Lease that requires the prior written consent of Landlord: if Tenant is a corporation, the transfer of more than forty-nine percent (49%) of the stock of the corporation; if Tenant is a partnership or a limited liability company, the transfer of more than forty-nine percent (49%) of the capital or profits or partnership or membership interests in the partnership or limited liability company; and if Tenant is a trust, the transfer of more than forty-nine (49%) of the beneficial interest under the trust. Any of the foregoing acts without such prior written consent of Landlord shall be void and shall, at the option of Landlord, constitute a default that entitles Landlord to terminate this Lease. Notwithstanding the foregoing, a sale or transfer of the memberships, interests, shares, or stock of Tenant shall not be deemed an assignment or subletting (1) if such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Tenant without a change in the majority of the executive senior management of Tenant and without a reduction in Tenant’s net worth, or (2) if such sale or transfer is in connection with the initial public offering of Tenant’s stock or, thereafter, through the “over-the-counter” market or any recognized national or international securities exchange.

15.2 If Tenant wishes to assign this Lease or sublease all or any part of the Premises, Tenant shall provide Landlord written notice identifying the intended assignee or subtenant by name and address and specifying all of the terms of the intended assignment or sublease, and a copy of all documentation pertaining to such assignment or sublease (except that Landlord shall have the right to require that Tenant and such assignee or subtenant execute Landlord’s standard form of consent document). Tenant shall give Landlord such additional information as Landlord requests concerning the intended assignee or subtenant (including, without limitation, current financial statements) or the intended assignment or sublease. Without limiting or excluding other reasonable grounds for withholding Landlord’s consent to a proposed assignment or sublease, Landlord shall have the right to withhold consent if (a) the proposed assignee or subtenant or the use of the Premises to be made by the proposed assignee or subtenant is not consistent with the character and nature of other tenants and uses in the Project or is prohibited by this Lease or any laws, covenants, or restrictions applicable to the Project, (b) it is not demonstrated to the satisfaction of Landlord that the proposed assignee or subtenant has good business and moral character and reputation and is financially able to perform all of the obligations of Tenant under this Lease, (c) the assignment or subletting would increase the operating costs for the Project or the burden on the Project services, (d) the space will be used for a personnel or employment agency, an office or facility of any governmental or quasi-governmental agency or authority, or any use by or affiliation with a foreign government (including without limitation an embassy or consulate or similar office), (e) the proposed assignee or subtenant is a current tenant of the Project or a prospective tenant of the Project and a similar size and type space are available to such tenant on a direct basis from Landlord, or (f) the proposed assignee or subtenant is an entity or related to an entity with whom Landlord or any affiliate of Landlord has had adverse dealings.

15.3 Notwithstanding anything to the contrary in this Article 15, if Tenant wishes to assign this Lease or sublease all or any part of the Premises, Landlord shall have the right, by giving notice to Tenant within thirty (30) days after Tenant requests the consent of Landlord (i) in the event of an assignment of this Lease, to terminate this Lease effective as of the date such assignment would have become effective (and such termination date shall become the Expiration Date for purposes of this

Lease), or (ii) in the event of a sublease (A) to sublet from Tenant any portion of the Premises proposed by Tenant to be sublet, for the term for which such portion is proposed to be sublet, but at the lesser of the proposed sublease rent or the same rent (including additional rent as provided for in sections 3.1(b) and (c) above) as Tenant is required to pay to Landlord under this Lease for the same space, computed on a pro rata square footage basis, and during the term of such sublease Tenant shall be released of its obligations under this Lease with regard to the subject space or (B) to terminate this Lease as it pertains to the portion of the Premises so proposed by Tenant to be sublet effective as of the date such sublease would have become effective (and such termination date shall become the Expiration Date for purposes of this Lease with respect to such portion of the Premises).

15.4 Tenant shall pay to Landlord, as Landlord’s cost of processing each proposed assignment or subletting, an amount equal to the sum of (i) Landlord’s reasonable attorneys’ and other professional fees, plus (ii) the sum of $750.00 for the cost of Landlord’s administrative, accounting and clerical time (collectively, “Processing Costs”), and the amount of all direct and indirect costs and expenses incurred by Landlord arising from the assignee or sublessee taking occupancy of the subject space (including, without limitation, costs of freight elevator operation for moving of furnishings and trade fixtures, security service, janitorial and cleaning service, and rubbish removal service). Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord’s consent to an assignment or subletting until Tenant has paid to Landlord the amount of Landlord’s estimate of the Processing Costs and all other direct and indirect costs and expenses of Landlord and its agents arising from the assignee or subtenant taking occupancy.

15.5 No assignment, sublease, pledge, mortgage, hypothecation or other transfer, nor any consent by Landlord to any of the foregoing, shall release Tenant from any of Tenant’s obligations and liabilities under this Lease or alter the primary liability of Tenant to pay rent and to perform all other obligations to be performed by Tenant hereunder (and Landlord may proceed directly against Tenant without the necessity of exhausting any remedies against such assignee, subtenant or successor), or shall be deemed to be a consent to any subsequent pledge, mortgage, hypothecation, assignment, sublease, or occupation or use by another person. Tenant hereby acknowledges and agrees, and any instrument by which an assignment or sublease is accomplished shall expressly provide: (a) that the assignee or subtenant will perform and observe all the agreements, covenants and conditions to be performed and observed by Tenant under this Lease as and when performance and observance is due after the effective date of the assignment or sublease, (b) that Landlord will have the right to enforce such agreements, covenants and conditions directly against such assignee or subtenant, (c) in the case of a sublease, the subtenant shall, at Landlord’s election, attom directly to Landlord in the event that this Lease is terminated for any reason, (d) in the case of an assignment, the assignee assumes all of Tenant’s obligations under this Lease arising on or after the date of the assignment, and (e) in the case of a sublease, the subtenant agrees to be and remain jointly and severally liable with Tenant for the payment of rent pertaining to the sublet space in the amount set forth in the sublease, and for the performance of all of the terms and provisions of this Lease. Any assignment or sublease without an instrument containing the foregoing provisions shall be void and shall, at the option of Landlord, constitute a default under this Lease. No assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Premises or any part thereof until an executed duplicate original of such assignment or sublease (and any standard form of consent document required by Landlord) has been delivered to Landlord, together with the written consent to such assignment or sublease of any guarantor of Tenant’s obligations hereunder, if any, and certificates evidencing that such subtenant or assignee is carrying all insurance coverage required under this Lease has been provided to Landlord.

15.6 If Landlord consents in writing, then as condition to and in consideration for such consent, all “excess rent” (as hereinafter defined) derived from such assignment or sublease shall be divided and paid fifty percent (50%) to Tenant and fifty percent (50%) to Landlord during each month of the sublease term. Landlord’s share of such excess rent shall be computed monthly and shall be deemed to be, and shall be paid by Tenant to Landlord as, additional rent. Tenant shall pay Landlord’s share of such excess rent to Landlord immediately as and when such excess rent is receivable by Tenant. As used in this section 15.6, “excess rent” shall mean the amount by which the total money and other economic consideration to be paid by the assignee or subtenant as a result of an assignment or sublease, whether denominated rent or otherwise, for any given month exceeds, in the aggregate, the total amount of rent which Tenant is obligated to pay to Landlord under this Lease for such month (prorated to reflect the rent allocable to the portion of the Premises subject to such assignment or sublease), less the reasonable costs paid by Tenant for brokers’ commissions and attorneys’ fees with respect to such sublease or assignment, which costs shall be amortized without interest over the term of such assignment or sublease. As a condition to Tenant recapturing its assignment or subletting costs as provided herein, Tenant shall provide to Landlord, within thirty (30) days of Landlord’s execution of Landlord’s consent to the assignment or subletting, a detailed accounting of such costs and reasonable supporting documents, such as receipts and construction invoices.

15.7 Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (a) treat such sublease as canceled and repossess the entire Premises by any lawful means, or (b) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any subtenant to make all payments under or in connection with a sublease directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such subtenant shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant.

15.8 Anything contained in this Article 15 to the contrary notwithstanding, but subject to sections 15.5, and 15.7 above, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord’s consent, to any partnership, corporation or other entity which controls, is controlled by, or is under common control with Tenant or Tenant’s parent (control being defined for such purposes as ownership of at least 50% of the equity interests in, and the power to direct the management of, the relevant entity), or to any partnership, corporation or other entity resulting from a merger or consolidation with Tenant or Tenant’s parent, or to any person or entity which acquires all or substantially all the assets of Tenant as a going concern (including by means of a purchase of all or substantially all of Tenant’s stock) (collectively, an “Affiliate”), provided that (a) Landlord receives at least ten (10) days’ prior written notice of the assignment or subletting, together with evidence that the requirements of this section 15.8 have been met, (b) the Affiliate’s net worth is not less than Tenant’s net worth as of the date of this Lease or as of the date immediately prior to the assignment or subletting (or series of transactions of which the same is a part), whichever is greater, (c) except in the case of an assignment where the assignor is dissolved as a matter of law following the series of transactions of which the assignment is a part (e.g. a merger), the Affiliate remains an Affiliate for the duration of the subletting or the balance of the term in the event of an assignment, (d) the Affiliate assumes (in the event of an assignment) in writing all of Tenant’s obligations under this Lease, and agrees (in the event of a sublease) that such subtenant will, at Landlord’s election, attorn directly to Landlord in the event that this Lease is terminated for any reason, (e) Landlord receives a fully executed copy of an assignment or sublease agreement between Tenant and the Affiliate, (f) in the case of an assignment by means of a purchase of all or substantially all of Tenant’s stock, the essential purpose of such assignment is to transfer an active, ongoing business with substantial assets in addition to this Lease, and in the case of an assignment (by any means), or a sublease, the transaction is for legitimate business purposes unrelated to this Lease and the transaction is not a subterfuge by Tenant to avoid it obligations under this Lease or the restrictions on assignment and subletting contained herein, and (g) in the case of a sublease, the Affiliate executes and Tenant delivers to Landlord a fully executed counterpart of Landlord’s waiver and acknowledgement form for an Affiliate sublease.

15.9 Notwithstanding anything to the contrary contained in this Lease, during the first twelve months of the Lease Term, Tenant shall have the right, without Landlord’s consent (but with written notice to Landlord), to allow any person or company to occupy certain portions of the Premises (hereinafter “Permitted Occupants”) as long as (a) the space occupied by such parties is not separately demised from the balance of the Premises (i.e. separated from the balance of the space by a wall or other constructed device and having separate entrances to the common areas), (b) no more than twenty percent (20%) of the rentable square footage of the Premises, in the aggregate, is so used at any one time, (c) the use of the space is not a use which materially increases (i) the operating costs for the Project, (ii) the burden on the Building services, or (iii) the foot traffic, elevator usage or security concerns in the Project, or creates an increased probability of the comfort and/or safety of the Landlord and other tenants in the Project being unreasonably compromised or reduced (for example, but not exclusively, as a school or training facility, an entertainment, sports or recreation facility, retail sales to the public, medical offices, a personnel or employment agency, or an embassy or consulate or similar office), (d) Tenant does not realize a profit with respect to the space so used, and (e) the term of such occupancy shall expire on or before the date that is twelve (12) full calendar months following the Commencement Date. Tenant shall be fully responsible for the conduct of such parties within the Premises and the Project, and Tenant’s indemnification obligations set forth in Articles 6 and 13 of this Lease shall apply with respect to the conduct of such parties. Section 15.5 above shall be applicable to any such occupancy arrangement. Tenant shall supply Landlord with the terms of any such space sharing arrangement no later than ten (10) days prior to the effective date thereof. If such arrangement indicates that the sums payable thereunder for the value of the use of the space exceed the rent payable by Tenant hereunder for such space, that particular space sharing arrangement will be deemed to be a sublease for the purpose of applying the provisions of section 15.6 above. Tenant shall not permit such party to occupy space in the Premises or conduct business in the Premises until Tenant delivers to Landlord a fully executed counterpart of Landlord’s waiver and acknowledgement form for space sharing arrangements in a mutually acceptable form.

ARTICLE 16

Rules and Regulations

16.1 Tenant shall faithfully observe and comply with the rules and regulations (the “Rules and Regulations”) set forth in Exhibit C and, after notice thereof, all modifications thereof and additions thereto from time to time made in writing by Landlord. If there is any conflict, this Lease shall prevail over the Rules and Regulations and any modifications thereof or additions thereto. Landlord shall not be responsible to Tenant for the noncompliance by any other tenant or occupant of the Project with any Rules and Regulations.

ARTICLE 17

Entry by Landlord

17.1 Landlord shall have the right to enter the Premises at any time upon reasonable notice to (a) inspect the Premises, (b) exhibit the Premises to prospective purchasers, lenders or tenants, (c) determine whether Tenant is performing all of its obligations hereunder, (d) supply any service to be provided by Landlord, (e) post notices of nonresponsibility, and (f) make any repairs to the Premises, or make any repairs to any adjoining space or utility services, or make any repairs, alterations or improvements to any other portion of the Project, provided all such work shall be done as promptly as reasonably practicable and so as to cause as little interference to Tenant as reasonably practicable. Tenant waives all claims for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant’s vaults, safes and similar areas designated in writing by Tenant and approved in writing by Landlord in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of such means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

ARTICLE 18

Events of Default

18.1 The occurrence of any one or more of the following events (“Event of Default”) shall constitute a breach of this Lease by Tenant:

(a) Tenant fails to pay any monthly rent (i.e., monthly installments of Base Rent and monthly installments of Landlord’s estimates of amounts payable under sections 3.1(b) and 3.1(c) hereof) as and when such monthly rent becomes due and payable and such failure continues for more than five (5) Business Days; or

(b) Tenant fails to pay any additional rent or other amount of money or charge payable by Tenant hereunder as and when such additional rent or amount or charge becomes due and payable and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

(c) Tenant fails to perform or observe any agreement, covenant or condition according to the provisions of Articles 6, 9, 15, 22 or 25 of this Lease as and when performance or observance is due and such failure continues for more than three (3) Business Days after Landlord gives written notice thereof to Tenant; or

(d) Tenant fails to perform or observe any other agreement, covenant or condition of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that if, by the nature of such agreement, covenant or condition, such failure cannot reasonably be cured within such period of ten (10) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure within such period of ten (10) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure within a reasonable time; or

(e) Tenant (i) is generally not paying its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant’s property, or (v) takes action for the purpose of any of the foregoing; or

(f) A court or governmental authority of competent jurisdiction enters an order appointing, without consent by Tenant, a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant’s property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Tenant, or if any such petition is filed against Tenant and such petition is not dismissed within sixty (60) days; or

(g) This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days; or

(h) Tenant abandons the Premises.

ARTICLE 19

Remedies Upon Default

19.1 Landlord shall have the remedy described in California Civil Code section 1951.2. If an Event of Default occurs, Landlord at any time thereafter shall have the right to give a written termination notice to Tenant (which may be included in a single notice given by Landlord under section 18.1 hereof) and on the date specified in such notice, Tenant’s right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:

(a) The worth at the time of award of all unpaid rent which had been earned at the time of termination;

(b) The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(c) The worth at the time of award of the amount by which all unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

(d) All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

The “worth at the time of award” of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at the Interest Rate (as defined in section 31.2 below). The “worth at the time of award” of the amount referred to in clause (c) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (a), (b) and (c) above, the rent reserved in this Lease shall be deemed to be all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.

19.2 Landlord shall have the remedy described in California Civil Code section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, even though Tenant has breached this Lease and an Event of Default has occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession unless written notice of termination is given by Landlord to Tenant.

19.3 The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

19.4 If Landlord defaults under this Lease, Tenant shall give written notice to Landlord specifying such default with particularity, and Landlord shall have thirty (30) days after receipt of such notice within which to cure such default; provided, however, that if such default cannot reasonably be cured within such period of thirty (30) days, a default by Landlord shall not exist as long as Landlord commences with due diligence and dispatch the curing of such default within such period of thirty (30) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such default within a reasonable time. In the event of any default by Landlord, Tenant’s exclusive remedy shall be an action for damages. Notwithstanding any other provision of this Lease, neither Landlord nor any of the other Landlord Parties shall have any personal liability under this Lease. In the event of any default by Landlord under this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Project, and in no event shall any deficiency judgment or personal money judgment of any kind be sought or obtained against Landlord or any of the other Landlord Parties.

ARTICLE 20

Landlord’s Right to Cure Defaults

20.1 All agreements to be performed by Tenant under this Lease shall be at Tenant’s sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money required to be paid by Tenant hereunder or fails to perform any other act on Tenant’s part to be performed hereunder, Landlord shall have the right, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable by Tenant to Landlord on demand, together with interest on all such sums from the date of expenditure by Landlord to the date of repayment by Tenant at the Interest Rate. Landlord shall have, in addition to all other rights and remedies of Landlord, the same rights and remedies in the event of the nonpayment of such sums plus interest by Tenant as in the case of default by Tenant in the payment of rent.

ARTICLE 21

Eminent Domain

21.1 If a material part of the Premises is taken for a period in excess of one hundred eighty (180) days by exercise of the power of eminent domain before the Commencement Date or during the Lease Term, Landlord and Tenant each shall have the right, by giving written notice to the other within thirty (30) days after the date of such taking, to terminate this Lease. If either Landlord or Tenant exercises such right to terminate this Lease in accordance with this section 21.1, this Lease shall terminate as of the date of such taking. If neither Landlord nor Tenant exercises such right to terminate this Lease in accordance with this section 21.1, or if less than a material part of the Premises is so taken, this Lease shall terminate as to the portion of the Premises so taken as of the date of such taking and shall remain in full force and effect as to the portion of the Premises not so taken, and the Base Rent and amounts payable under sections 3.1(b) and 3.1(c) hereof shall be reduced as of the date of such taking in the proportion that the usable area of the Premises so taken bears to the total usable area of the Premises. If all of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the Lease Term, this Lease shall terminate as of the date of such taking.

21.2 If all or any part of the Premises is taken by exercise of the power of eminent domain, all awards, compensation, damages, income, rent and interest payable in connection with such taking shall, except as expressly set forth in this section 21.2, be paid to and become the property of Landlord, and Tenant hereby assigns to Landlord all of the foregoing. Without limiting the generality of the foregoing, Tenant shall have no claim against Landlord or the entity exercising the power of eminent domain for the value of the leasehold estate created by this Lease or any unexpired Lease Term. Tenant shall have the right to claim and receive directly from the entity exercising the power of eminent domain only the share of any award determined to be owing to Tenant for the taking of improvements installed in the portion of the Premises so taken by Tenant at Tenant’s sole cost and expense based on the unamortized cost paid by Tenant for such improvements, for the taking of Tenant’s movable furniture, equipment, trade fixtures and personal property, for loss of goodwill, for interference with or interruption of Tenant’s business, or for removal and relocation expenses, but only if such share does not reduce the amount otherwise payable to Landlord.

21.3 Notwithstanding anything to the contrary contained in this Article 21, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and amounts payable under sections 3.1(b) and 3.1(c) hereof shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

21.4 As used in this Article 21, a “taking” means the acquisition of all or part of the Premises for a public use by exercise of the power of eminent domain and the taking shall be considered to occur as of the earlier of the date on which possession of the Premises (or part so taken) by the entity exercising the power of eminent domain is authorized as stated in an order for possession or the date on which title to the Premises (or part so taken) vests in the entity exercising the power of eminent domain. Tenant hereby waives any and all rights it might otherwise have pursuant to section 1265.130 of the California Code of Civil Procedure.

ARTICLE 22

Subordination to Mortgages

22.1 This Lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust securing any amount or amounts whatsoever which may now exist or hereafter be placed on or against the Building or on or against Landlord’s interest or estate therein, all without the necessity of having further instruments executed by Tenant to effect such subordination. Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if no Event of Default exists under this Lease, and Tenant shall attorn to the person who acquires Landlord’s interest hereunder through any such mortgage or deed of trust. Tenant agrees to execute, acknowledge and deliver upon demand such further instruments evidencing such subordination of this Lease to the lien of all such mortgages and deeds of trust as may reasonably be required by Landlord. Tenant hereby acknowledges that, after the date hereof, Landlord may obtain secured financing for the Building secured by a mortgage or deed of trust. If any lender secured or to be secured by a mortgage or deed of trust should require, as a condition to such financing, either execution by Tenant of an agreement requiring Tenant to send such lender written notice of any default by Landlord under this Lease, giving such lender the right to cure such default until such lender has completed foreclosure and preventing Tenant from terminating this Lease unless such default remains uncured after foreclosure has been completed, or any modification of the agreements, covenants or conditions of this Lease, or both of them, then Tenant agrees to execute and deliver such agreement or modification as required by such lender within ten (10) days after receipt thereof; provided, however, that no such modification shall affect the length of the Lease Term or increase the rent payable by Tenant under Article 3 hereof.

ARTICLE 23

Surrender of Premises; Ownership and Removal of Trade Fixtures

23.1 No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such subtenants or subtenancies.

23.2 Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 23 and section 8.2 above, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession, ordinary wear and tear and damage thereto by fire or other casualty excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions, voice and data cabling and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed; provided, however, that in lieu of removing certain cabling, Tenant shall, at Landlord’s request, abandon and leave in place, without additional payment to Tenant or credit against rent, any cabling (including conduit) designated by Landlord and installed in the Premises or elsewhere in the Project by or on behalf of Tenant (including all connections for such cabling), in a neat and safe condition in accordance with the requirements of all applicable Legal Requirements, including the National Electric Code or any successor statute, and terminated at both ends of a connector, properly labeled at each end and in each electrical closet and junction box. Any such property not so removed by Tenant shall be deemed to be abandoned and at the option of Landlord shall either (a) become Landlord’s property without any payment to Tenant or (b) remain Tenant’s property, but Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner, provided that any proceeds realized from the sale of Tenant’s property shall be applied first to offset all expenses of storage and sale, then credited against Tenant’s outstanding obligations under this Lease (including, without limitation, past due rent amounts and any termination damages owing by Tenant to Landlord pursuant to Article 19 hereof), and any remaining balance shall be returned to Tenant.

ARTICLE 24

Sale

24.1 If the original Landlord hereunder, or any successor owner of the Building, sells or conveys the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing after such sale or conveyance shall terminate and the original Landlord, or such successor owner, shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner. All liabilities and obligations on the part of the original Landlord or such successor owner that accrued before the sale or conveyance shall remain the responsibility of the original Landlord or such successor owner. This Article 24 shall survive termination of the Lease.

ARTICLE 25

Estoppel Certificate

25.1 At any time and from time to time, Tenant shall, within ten (10) Business Days after written request by Landlord, execute, acknowledge and deliver to Landlord a certificate certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (b) the Commencement Date and the Expiration Date determined in accordance with Article 2 hereof and the date, if any, to which all rent and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate; (d) that Landlord is not in default hereunder, except as to defaults specified in such certificate; and (e) such other matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender. Any such certificate may be relied upon by Landlord and any actual or prospective purchaser, mortgagee or beneficiary under any deed of trust of the Building or any part thereof.

ARTICLE 26

Holding Over

26.1 Any holding over after the expiration or other termination of the Lease Term without the express written consent of Landlord delivered to Tenant shall be construed to be a tenancy at sufferance. Any holding over after the expiration or other termination of the Lease Term with the express written consent of Landlord delivered to Tenant shall be construed to be a tenancy from month to month only, and shall be on all the terms set forth herein, except that the monthly Base Rent shall be an amount equal to the greater of: (a) one hundred fifty percent (150%) of the then current fair market monthly rental value for the Premises as reasonably determined by Landlord, or (b) one hundred fifty percent (150%) of the monthly Base Rent payable for the last full month of the term (without giving consideration to any period of abatement arising as a result of the occurrence of any casualty or for any other reason). Acceptance by Landlord of any rent after the expiration or termination of this Lease shall not constitute a consent by Landlord to any such tenancy from month to month or result in any other tenancy or any renewal of the term hereof. The provisions of this section are in addition to, and do not affect, Landlord’s right to re-entry or other rights hereunder or provided by law. Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, attorneys’ fees, incurred by or asserted against Landlord and arising directly or indirectly from Tenant’s failure to timely surrender the Premises, including but not limited to (i) any rent payable by or any loss, cost, or damages, including lost profits, claimed by any prospective tenant of the Premises or any portion thereof, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises or any portion thereof by reason of such failure to timely surrender the Premises.

ARTICLE 27

Letter of Credit

27.1 Upon signing this Lease, Tenant shall cause to be delivered to Landlord an original irrevocable standby letter of credit (the “Letter of Credit”) in the amount specified in the Basic Lease Information (the “Letter of Credit Amount”), naming Landlord as beneficiary, which Landlord may draw upon, without prejudice to any other remedy provided in the Lease or by applicable law, to the extent necessary to satisfy past due rent or to satisfy any other loss or damage resulting from Tenant’s breach under the Lease, Any such draw on the Letter of Credit shall not constitute a waiver of any other rights of Landlord with respect to such default or failure to perform. The Letter of Credit shall be issued by a major commercial bank with a San Francisco, California service and claim point for the Letter of Credit, whose deposits are insured by the FDIC, and who shall be reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the “Bank”), which Bank must have a short term Fitch Rating which is not less than “F2”, a long term Fitch Rating which is not less than “BBB”, a short term rating from Standard and Poor’s Financial Services, LLC (“S&P”) of not less than “A2”, a long term S&P rating of not less than “BBB” a short term rating from Moody’s Investors Service, Inc. (“Moody’s”) of not less than “P2”, and a long term Moody’s rating of not less than “Baa3” (collectively, the “Bank’s Credit Rating Threshold”). The Letter of Credit shall have an expiration date not earlier than the sixtieth (60th) day after the Expiration Date (or, in the alternative, have a term of not less than one (1) year and be automatically renewable for an additional one (1) year period unless notice of non-renewal is given by the issuer to Landlord not later than sixty (60) days prior to the expiration thereof) and shall provide that Landlord may make partial and multiple draws thereunder, up to the face amount thereof. In addition, the Letter of Credit shall provide that, in the event of Landlord’s assignment or other transfer of its interest in this Lease, the Letter of Credit shall be freely transferable by Landlord, without charge and without recourse, to the assignee or transferee of such interest and the bank shall confirm the same to Landlord and such assignee or transferee. The Letter of Credit shall provide for payment to Landlord upon the issuer’s receipt of a sight draft from Landlord together with Landlord’s certificate certifying that Landlord is entitled to such payment pursuant to the provisions of this Lease, and with no other conditions, shall be in the form attached hereto as Exhibit D, and otherwise be in form and content satisfactory to Landlord. If the Letter of Credit has an expiration date earlier than the Expiration Date, then throughout the term hereof (including any renewal or extension of the term) Tenant shall provide evidence of renewal of the Letter of Credit to Landlord at least sixty (60) days prior to the date the Letter of Credit expires. If Landlord draws on the Letter of Credit pursuant to the terms hereof, Tenant shall immediately replenish the Letter of Credit or provide Landlord with an additional letter of credit conforming to the requirement of this paragraph so that the amount available to Landlord from the Letter of Credit(s) provided hereunder is the Letter of Credit Amount. In addition to the other reasons set forth herein entitling Landlord to draw down on the Letter of Credit, Landlord, or its then managing agent, shall also have the right to draw down an amount up to the face amount of the Letter of Credit if the applicable rating of the Bank has been reduced below the Bank’s Credit Rating Threshold, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this section 27.1 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth above), in the Letter of Credit Amount, within twenty-five (25) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary). In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said Letter of Credit shall be deemed to fail to meet the requirements of this section 27.1, and, within twenty-five (25) days following Landlord’s notice to Tenant of such receivership or conservatorship, Tenant shall replace such Letter of Credit with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank’s Credit Rating Threshold) and that complies in all respects with the requirements of this section 27.1. Tenant’s failure to deliver any replacement, additional or extension of the Letter of Credit, or evidence of renewal of the Letter of Credit, within the time specified under this Lease shall entitle Landlord to draw upon the Letter of Credit then in effect and, at Landlord’s election, constitute an Event of Default under this Lease. If Landlord liquidates the Letter of Credit as provided in the preceding sentence, Landlord shall hold the funds received from the Letter of Credit as security for Tenant’s performance under this Lease, and Landlord shall not be required to segregate such security deposit from its other funds and no interest shall accrue or be payable to Tenant with respect thereto. No purchaser at any judicial or private foreclosure sale of the Building or any portion thereof, shall be responsible to Tenant for such security deposit unless and only to the extent such holder or purchaser shall have actually received the same. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return to Tenant the Letter of Credit or the balance of the security deposit then held by Landlord, as applicable; provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its covenants and obligations hereunder. Tenant hereby unconditionally and irrevocably waives the benefits and protections of California Civil Code Section 1950.7, and, without limitation of the scope of such waiver, acknowledges that Landlord may use all or any part of the Letter of Credit or the proceeds thereof to compensate Landlord for damages resulting from termination of this Lease and the tenancy created hereunder (including, without limitation, damages recoverable under California Civil Code Section 1951.2).

ARTICLE 28

Signage

28.1 Tenant may, at Tenant’s expense, install a sign identifying Tenant’s business at the entrance to the Premises, provided that the design, size, color and location of the sign shall be subject to Landlord’s prior reasonable approval. Tenant shall be entitled, at no cost to Tenant, to have the name of Tenant’s company listed on the Building directory situated in the lobby of the Building. If, after Tenant’s name is initially listed on the directories, Tenant requests a change in Tenant’s name as printed thereon, Tenant shall reimburse Landlord for Landlord’s cost of reprinting Tenant’s name for the directories.

28.2 Tenant shall be entitled to one (1) Building standard sign on the Building monument sign installed by Landlord identifying Tenant’s business, in a location as designated by Landlord. Any such Tenant signage shall comply with the requirements of this Article 28 and otherwise the design, size, color, content and location of the signs shall be in accordance with the Building’s signage criteria and subject to Landlord’s prior reasonable approval. Tenant shall provide Landlord with Tenant’s signage to install on such monument at Tenant’s sole cost; provided, however, that Landlord shall install such signage at Tenant’s cost. If, after Tenant’s name is initially listed on the monument sign, Tenant requests a change in Tenant’s name as printed thereon, Tenant shall reimburse Landlord for Landlord’s cost of reprinting Tenant’s name for the monument sign.

ARTICLE 29

Waiver

29.1 The waiver by Landlord or Tenant of any breach of any agreement, covenant or condition in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, covenant or condition in this Lease, nor shall any custom or practice which may grow up between Landlord and Tenant in the administration of this Lease be construed to waive or to lessen the right of Landlord or Tenant to insist upon the performance by Landlord or Tenant in strict accordance with this Lease. The subsequent acceptance of rent hereunder by Landlord or the payment of rent by Tenant shall not waive any preceding breach by Tenant of any agreement, covenant or condition in this Lease, nor cure any Event of Default, nor waive any forfeiture of this Lease or unlawful detainer action, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s or Tenant’s knowledge of such preceding breach at the time of acceptance or payment of such rent.

ARTICLE 30

Notices

30.1 All notices that may be given or are required to be given by either Landlord or Tenant to the other under this Lease shall be in writing and shall be either hand delivered, delivered by a nationally recognized overnight courier, or deposited in the United States mail, postage prepaid, certified mail with return receipt requested, and addressed as follows: to Tenant, before the Commencement Date, at the address of Tenant specified in the Basic Lease Information, or at such other place as Tenant may from time to time designate in a notice to Landlord, and, after the Commencement Date, to Tenant at the Premises, or at such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address of Landlord specified in the Basic Lease Information, or at such other place as Landlord may from time to time designate in a notice to Tenant. All notices shall be effective on the date of delivery. If any notice is not delivered or cannot be delivered because the receiving party changed the address of the receiving party and did not previously give notice of such change to the sending party, or due to a refusal to accept the notice by the receiving party, such notice shall be effective on the date delivery is attempted. Any notice under this Lease may be given on behalf of a party by the attorney for such party.

ARTICLE 31

Miscellaneous

31.1 The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Time is of the essence of this Lease and each and all of its provisions. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. Subject to Article 15 hereof, this Lease shall benefit and bind Landlord and Tenant and the personal representatives, heirs, successors and assigns of Landlord and Tenant. Unless required by a lender pursuant to section 22.1, neither this Lease nor any memorandum, short form, affidavit or other writing with respect thereto, shall be recorded by Tenant or anyone acting through, under or on behalf of Tenant. Tenant shall not, without the prior written consent of Landlord, use the name of the Project or the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises. If any provision of this Lease is determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the rent or other amounts owing hereunder against Landlord. If Tenant requests the consent or approval of Landlord to any assignment, sublease or other action by Tenant, Tenant shall pay on demand to Landlord all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Landlord in connection therewith. This Lease shall be governed by and construed in accordance with the laws of the State of California.

31.2 Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Rent or additional monthly rent will cause Landlord to incur costs and expenses, the exact amount of which is extremely difficult and impractical to fix. Such costs and expenses will include, without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any monthly installment of Base Rent or additional monthly rent is not received by Landlord from Tenant within five (5) Business Days after such installment is due, Tenant shall immediately pay to Landlord a late charge equal to five percent (5%) of such delinquent installment. Landlord and Tenant agree that such late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss suffered by Tenant’s failure to make timely payment. In no event shall such late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any monthly rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay each installment of monthly rent due under this Lease in a timely fashion, including the right to terminate this Lease. All amounts of money payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the due date until paid at the rate (the “Interest Rate”) equal to ten percent (10%) per annum.

31.3 If there is any legal action or proceeding between Landlord and Tenant to enforce any provision of this Lease or to protect or establish any right or remedy of either Landlord or Tenant hereunder, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys’ fees shall be included in and as a part of such judgment. Notwithstanding the foregoing, however, Landlord shall be deemed the prevailing party in any unlawful detainer or other action or proceeding instituted by Landlord based upon any default or alleged default of Tenant hereunder if (a) judgment is entered in favor of Landlord, or (b) prior to trial or judgment Tenant pays all or any portion of the rent claimed by Landlord, vacates the Premises, or otherwise cures the default claimed by Landlord.

31.4 Exhibit A (Plan Outlining the Premises), Exhibit B (Approved Plans) and Exhibit C (Rules and Regulations) and any other attachments specified in the Basic Lease Information are attached to and made a part of this Lease. Landlord and Tenant agree that the rentable area of the Premises as calculated as of the date of this Lease is accurately set forth in the Basic Lease Information.

31.5 Landlord and Tenant each hereby expressly, irrevocably, fully and forever releases, waives and relinquishes any and all right to trial by jury and any and all right to receive punitive, exemplary and consequential damages from the other (or any past, present or future board member, trustee, director, officer, employee, agent, representative, or advisor of the other) in any claim, demand, action, suit, proceeding or cause of action in which Landlord and Tenant are parties, which in any way (directly or indirectly) arises out of, results from or relates to any of the following, in each case whether now existing or hereafter arising and whether based on contract or tort or any other legal basis: This Lease; any past, present or future act, omission, conduct or activity with respect to this Lease; any transaction, event or occurrence contemplated by this Lease; the performance of any obligation or the exercise of any right under this Lease; or the enforcement of this Lease. Landlord and Tenant reserve the right to recover actual or compensatory damages, with interest, attorneys’ fees, costs and expenses as provided in this Lease, for any breach of this Lease.

31.6 Landlord reserves the right (upon thirty (30) days’ prior notice to, but otherwise without the consent of Tenant) to make improvements and/or additions to portions of the Building, including, without limitation, adding floor area to one or more existing floors of the Building, and to undertake structural and seismic improvement projects in the Project. Such construction activity may result in columns, beams and other structural components being placed in the Premises to accommodate the construction work and/or the permanent additions and/or expansions to be constructed. Any such construction activity is entirely discretionary with Landlord, and Tenant agrees that no representation, express or implied, with respect to the future condition of the Building or the Project or any improvements thereto have been made to Tenant by Landlord or any Landlord representative. Tenant hereby waives any and all rights or claims of any kind for rent offsets or based on constructive eviction, nuisance, or interference with enjoyment which may arise in connection with or result from such construction activities; provided, however, Landlord shall use commercially reasonable efforts to minimize disruption of Tenant’s business caused by such construction activities. If the Premises are altered by reason of such improvements, Landlord agrees to re-measure the Premises following the completion of the improvements and to adjust Tenant’s rental obligations hereunder based on the new square footage of the Premises, as determined by Landlord.

31.7 Within sixty (60) days following June 30 and December 31 of each calendar year, Tenant shall furnish to Landlord copies of true and accurate copies of Tenant’s internally prepared financial statements for such calendar year reflecting Tenant’s then current financial situation. In addition, at any time within fifteen (15) days after Landlord’s request therefor (but in no event more than once per calendar year), Tenant shall furnish to Landlord copies of true and accurate copies of Tenant’s most recent internally prepared financial statements reflecting Tenant’s then current financial situation. In the event that Tenant begins utilizing an outside accountant and/or preparing audited financial statements, then the financial statements required by this section 31.7 shall be the financial statements prepared by such outside accountant and, if applicable, on an audited basis. All financial statements provided to Landlord shall be prepared in accordance with GAAP and certified by a responsible officer of Tenant as presenting fairly in all material respects the financial condition and results of operations of Tenant. Landlord shall use good faith efforts to keep such information received from Tenant confidential, except that Landlord may disclose such financial information received from Tenant to any lender or prospective lender for, or purchaser or prospective purchaser of, the Building, as necessary in the course of any litigation arising out of or concerning this Lease, or as required by applicable law, and provided however that the foregoing confidentiality requirement shall be inapplicable in the event the subject financial information is made publicly available by the Securities and Exchange Commission or any other governmental body. “GAAP”

means those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof, and that are consistently applied for all periods, after the date hereof, so as to properly reflect the financial position of Tenant, except that any accounting principle or practice required to be changed by the Financial Accounting Standards Board (or other appropriate board or committee of the said Board) in order to continue as a generally accepted accounting principle or practice may be so changed.

31.8 Notwithstanding any other provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord’s interest in the Project as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against the constituent shareholders, partners or other owners of Landlord, or the directors, officers, employees and agents of Landlord or such constituent shareholder, partner or other owner, on account of any of Landlord’s obligations or actions under this Lease.

31.9 Tenant agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants. Tenant hereby agrees that Tenant and its partners, officers, directors, employees, agents, real estate brokers and sales persons and attorneys shall not disclose the terms of this Lease to any other person without Landlord’s prior written consent, except to any accountants of Tenant in connection with the preparation of Tenant’s financial statements or tax returns, to an assignee of this Lease or sublessee of the Premises, or to an entity or person to whom disclosure is required by applicable law or in connection with any action brought to enforce this Lease.

31.10 The square footage figures contained in this Lease shall be final and binding on the parties. Landlord reserves the right to periodically remeasure the Project, the Building and/or the Premises in accordance with generally accepted industry standards, which may result in an increase or decrease in the number of rentable square feet contained therein, provided that such remeasurement shall not under any circumstances result in an increase or decrease in the Base Rent payable by Tenant hereunder. In the event of such an adjustment in the rentable square footage, Tenant’s Percentage Share shall be adjusted accordingly. Subject to the foregoing, the square footage figures contained in this Lease are final and binding on the parties.

ARTICLE 32

Real Estate Brokers

32.1 Tenant warrants and represents that it has negotiated this Lease directly with the real estate brokers specified in the Basic Lease Information and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesperson to act for Tenant in connection with this Lease. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees, arising from any claim for any compensation, commission or finder’s fee by any real estate broker or salesperson actually or allegedly representing or acting on behalf of Tenant other than those specified in this Article 32.

ARTICLE 33

Authority

33.1 If Tenant is a corporation, partnership, limited liability company, trust, association or other entity, Tenant and each person executing this Lease on behalf of Tenant, hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the State of California, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder, and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so. Concurrently with signing this Lease, Tenant shall deliver to Landlord a true and correct copy of resolutions duly adopted by the board of directors or other governing body of Tenant, certified by the secretary or assistant secretary of Tenant to be true and correct, unmodified and in full force, which authorize and approve this Lease and authorize each person signing this Lease on behalf of Tenant to do so.

ARTICLE 34

Complete Agreement

34.1 There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Premises, the Building or the Project. There are no representations between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease and all reliance with respect to any representations is solely upon representations expressly set forth in this Lease. This Lease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Office Lease as of the date first hereinabove written.

TENANT:

LIVONGO HEALTH, INC., a Delaware corporation

By	/s/ Glen Tullman

Name	Glen Tullman
Title:	CEO Livongo Health

By

Name

Title

LANDLORD:

SFF CASTRO STATION, LLC, a California limited liability company,

By	SFF Realty Fund, L.P.,
a Delaware limited partnership
its Manager

By: PSAI Realty Partners, LLC,
a Delaware limited liability company
its General Partner

By	/s/ Erik A. Foraker

Name	Erik A. Foraker
Title	Managing Director

EXHIBIT A

Plan Outlining the Premises

EXHIBIT A

EXHIBIT B

Approved Plans

Workstations Option A

EXHIBIT B

EXHIBIT C

Rules and Regulations

1. No sign, placard, picture, advertisement, name or notice shall be installed, inscribed, exhibited, painted, affixed or displayed on the Premises or on any part of the outside or inside of the Building without the prior written consent of Landlord. Tenant shall be allowed to install signs on the interior of the Premises. Landlord shall adopt and furnish to Tenant reasonable general guidelines for the display of signs in the Project. Tenant shall comply with such guidelines, but may request the consent of Landlord to modifications to such guidelines or to exceptions thereto, which consent shall not be unreasonably withheld or delayed. All approved signs or lettering on doors shall be inscribed, painted, affixed or otherwise displayed at the expense of Tenant by a person approved by Landlord, which approval shall not be unreasonably withheld or delayed. Landlord shall have the right, without liability, to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule.

2. Unless Tenant has obtained Landlord’s prior written consent, Tenant shall not use the name of the Building or the Project in connection with or in promoting or advertising the business of Tenant except as part of Tenant’s address. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or the Project, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

3. No curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises shall be permitted except for Building standard vertical or horizontal blinds furnished by Landlord. No awning shall be permitted on any part of the Premises. The sashes, sash doors, windows, glass lights and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be obstructed. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior written consent. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises. Further, Tenant shall not be permitted to place anything on the Building’s balconies.

4. No furniture shall be placed in front of the Building or in any lobby or corridor without the prior written consent of Landlord. Landlord shall have the right to remove all of such unpermitted furniture, without notice to Tenant, and at Tenant’s expense.

5. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord.

6. Tenant shall not enter the mechanical rooms, air handler rooms, electrical closets, janitorial closets or go upon the roof of the Building without the prior written consent of Landlord.

EXHIBIT C

7. Landlord shall have the exclusive right to regulate the common areas of the Project. The halls, passages, exits, entrances, elevators and stairways of the Project are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, would be prejudicial to the safety, character, reputation and interests of the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.

8. Any damage caused by Tenant, its employees or agents to the public portions of the Project or to any portions used in common with other tenants or occupants shall be repaired at the sole cost and expense of Tenant, except to the extent such damage is covered by the proceeds of insurance purchased by Landlord as part of Operating Expenses.

9. Except as expressly provided in the Lease, all janitorial, maintenance and similar services for the Project and the Premises shall be provided exclusively through Landlord. Unless the prior written consent of Landlord is obtained, which consent will not be unreasonably withheld or delayed, no person or persons (other than those approved by Landlord and except employees of Tenant performing incidental cleaning work during business hours) shall be employed by Tenant or permitted to enter the Building for the purpose of providing janitorial, maintenance or similar services. Tenant shall not cause Landlord to provide additional janitorial labor or maintenance services by reason of Tenant’s carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to Tenant for any loss of property on the Premises, however, occurring, or for any damage to Tenant’s Property caused by any employee of Landlord, any janitor or any other person engaged in cleaning or maintaining the Premises. Any person employed by Tenant to do janitorial, maintenance or similar work with Landlord’s consent shall, while in the Project, be subject to and under the control and direction of Landlord or its agent or representative (but shall not be an agent or servant of Landlord), and Tenant shall be responsible for all acts of such persons, except as may otherwise be Set forth in this Lease.

10. Tenant shall not purchase or otherwise obtain for use in the Premises, water, ice, food, towel, barbering, bootblacking services or other like services, except from persons authorized in writing by Landlord to provide the foregoing, and at hours and under regulations fixed by Landlord, with the exception of food and drink purchased for immediate consumption by Tenant’s employees and visitors. Notwithstanding the above, Tenant shall have the right without prior written authorization to contract with “Sparkletts” or “Arrowhead” or similar providers for the delivery of ice, water or coffee for use in the Premises.

11. Landlord will furnish to Tenant identification keys or cards, each for the sum of Ten Dollars ($10.00). Each of such sums shall be a deposit against the return of such an identification key or card. Landlord may charge a reasonable amount for additional keys or cards. Tenant shall not make or have additional keys made, and Tenant shall not install a new or additional lock or bolt on any door or window of the Premises, nor make any changes to existing locks or the mechanisms thereof, without the prior written consent of Landlord, and Tenant shall furnish Landlord with a key for any such new, additional or altered lock. Tenant must, upon the termination of its tenancy, give Landlord the combination to all combination locks on safes, safe cabinets and vaults remaining on the Premises, and deliver to Landlord all identification keys or cards, if any, keys of stores, offices,

EXHIBIT C

and toilet rooms, which keys or cards were either furnished to, or otherwise Procured by Tenant. In the event of the loss of any card or key so furnished, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key or card if Landlord deems it necessary to make such change.

12. No deliveries shall be made which impede or interfere with other tenants or the operation of the Project. Tenant’s initial move-in, and subsequent deliveries of bulky items, such as furniture and safes, shall be made during such hours and in such manner as may be prescribed by Landlord from time to time. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building any bulky articles which violate any of these Rules and Regulations or provisions of the Lease. No safes or other objects which exceed the weight, size or other limits on the freight elevators of the Building shall be brought into or installed on the Premises. The Building’s freight elevators and loading platform shall be available for use by Tenant, subject to prior reservation and such reasonable scheduling as Landlord in its discretion shall deem appropriate. Prior to delivery of any heavy object to the Building, Tenant shall notify Landlord of such object’s specifications and contemplated location in order that Landlord may take action to prevent structural load damage to the Building. Landlord shall have the right to prescribe the weight and size of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms (to be provided at Tenant’s expense) as determined by Landlord to be necessary to properly distribute the weight of such objects, but in no event shall Tenant place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall be responsible for all structural engineering required to determine structural load, the actual cost of which engineering Tenant shall reimburse to Landlord promptly after Landlord’s invoice therefor. Landlord reserves the right to prohibit or impose other conditions upon the installation in the Premises of heavy objects which might overload the floors of the Building. Landlord shall have the right to approve (but such approval shall not be unreasonably withheld or delayed) the movers or moving company employed by Tenant and Tenant shall cause such movers to use only the loading facilities and elevators designated by Landlord. If Tenant’s movers damage any of the elevators or any other part of the Project, Tenant shall pay to Landlord, upon demand, the amount required to repair such damage. Landlord shall have the right to require, and may supply, an elevator operator for the moving of bulky items by Tenant. Tenant shall pay to Landlord, upon demand, Landlord’s costs for such elevator operator.

13. The persons employed to move equipment, machines and similar items (other than those items described in Rule 12 above) in or out of the Project must be approved by Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other items caused by the moving thereof, and all damage done to the Project by moving or maintaining such equipment or other items shall be repaired at the expense of Tenant.

14. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Project, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

EXHIBIT C

15. No explosives or firearms shall be brought into the Premises or other portion of the Project without the prior written consent of Landlord. Neither Tenant nor its servants, employees, agents, visitors or licensees shall at any time bring, use or keep in the Premises or in any other portion of the Project any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment or Tenant’s vehicles in the on-site parking facility. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein, which shall in any way violate or conflict with the regulations of the fire department, with any insurance policy on the Premises or the Project, or with any laws, rules, regulations or ordinances established by any governmental authority. Tenant shall not permit the smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Landlord or designated by applicable governmental agencies as non-smoking areas.

16. Except as Landlord may otherwise agree, Tenant shall not install any air conditioning or heating units or similar apparatus, nor use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall (i) not waste electricity, water, air conditioning or other utilities supplied by Landlord, (ii) cooperate fully with Landlord to assure the most efficient operation of the Building’s heating and air conditioning systems and (iii) use its best efforts to comply with any governmental energy-saving laws, rules or regulations. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes and other window coverings when the sun’s rays fall on windows of the Premises.

17. At the end of each day, Tenant shall close and lock the doors, and shut off all water faucets, apparatus and other utilities located in the Premises so as to prevent waste or damage, and for any default or carelessness in this regard, Tenant shall be liable for all injuries and damage resulting therefrom. On multiple-tenancy floors, Tenant shall keep the doors to the Building corridors closed at all times and permit them to be opened only for purposes of ingress and egress. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery, pilferage and vandalism.

18. Landlord reserves the right to exclude from the Project on Sundays and legal holidays, holidays on which the New York Stock Exchange is closed, and on Mondays through Fridays other than between the hours of 8:00 A.M. and 6:00 P.M., and other than between such other hours as may be established from time to time by Landlord, any person unless that person is either known to the person or employee in charge of the Project and/or has a valid pass or is otherwise properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages caused by reason of any error with regard to the admission to or exclusion from the Project of any person. Landlord reserves the right to prevent access to the Project in case of invasion, mob, riot, public excitement, act of God or other commotion by closing and locking the doors or by other appropriate action. Landlord may exclude or expel from the Project any person who, in Landlord’s judgment, is

EXHIBIT C

intoxicated or under the influence of liquor or drugs or is in violation of any of these Rules and Regulations (as amended and supplemented from time to time). If Tenant uses the Premises after regular business hours or on nonbusiness days, Tenant shall lock any entrance doors to the Premises used by Tenant immediately after using such doors.

19. The toilet rooms, toilets, urinals, wash bowls and other similar apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees, agents, visitors, licensees or invitees shall have caused the breakage, stoppage or damage.

20. Tenant shall not sell, or permit the sale of, newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or from the Premises without Landlord’s prior written consent, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of tenants or occupants of any other portion of the Project, nor shall the Premises be used by Tenant for manufacturing of any kind, or any business or activity other than that set forth in the Lease.

21. Tenant shall not commit any act or permit anything in or about the Project which is likely to subject Landlord to liability or responsibility for injury to any person or damage to any property.

22. Tenant shall store all its trash and garbage within the Premises. No material shall be placed in trash boxes or receptacles if such material is of such a nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City in which the Project is located without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entry ways and elevators provided for such purposes and at such times as Landlord shall designate.

23. Tenant shall not mark, paint, drill into, cut, string wires, except for telephone, computer and LAN cables, within or in any way deface any part of the Premises or any other portion of the Project, without the express prior written consent of Landlord, and as Landlord may direct. Any damage to the walls or floors of the Premises caused by the removal of any wall decorations or installations of floor coverings by Tenant shall be repaired by Tenant at Tenant’s sole cost and expense. Without limiting any of the provisions of the Lease, Tenant shall refer all representatives of contractors, installation technicians, janitorial workers and other mechanics, artisans and laborers rendering any service in connection with the repair, maintenance or improvement of the Premises to Landlord for Landlord’s supervision, approval and control before any of such persons commence performing any of the foregoing services. This paragraph shall apply to all Work performed in the Premises or any other portion of the Project, including, without limitation, the installation of telephones, telegraph equipment, electrical devices and attachments, and installations of any nature affecting the floors, walls, woodwork, trim, windows, ceilings, equipment or any other portion of the Project. The means by which telephone, telegraph and similar wires are to be introduced to the

EXHIBIT C

Premises and the location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the express prior written consent of Landlord, except for decorative items which do not otherwise require the consent of Landlord under this Lease.

24. Tenant shall not lay linoleum or similar floor coverings so that the same shall come into direct contact with the floor of the Premises and, if linoleum or other similar floor covering is to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material soluble in water. The use of cement or other similar adhesive material is expressly prohibited. Tenant shall not, without the prior written consent of Landlord, alter or repair the ceiling, remove any ceiling tiles or remove or replace any lamps or ceiling fixtures on the Premises. Landlord shall replace, and Tenant shall pay for the replacement of, any broken ceiling tiles, or lamps, light bulbs or ceiling fixtures which are damaged by Tenant.

25. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Project nor shall Tenant install or maintain in the Premises any device or equipment which might interfere with the normal reception in the Project of radio or television transmissions.

26. No vending or coin-operated machines shall be placed by Tenant within the Premises without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed.

27. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging, nor shall the Premises be used for any improper, immoral, illegal or objectionable purpose. Tenant shall not occupy or permit any portion of the Premises to be occupied for the manufacture or direct sale of liquor, narcotics or tobacco in any form, or as a medical office, barber shop, manicure shop, music or dance studio, travel agency or employment agency.

28. No cooking or food preparation shall be done or permitted by Tenant on the Premises, except Tenant’s employees may use Underwriters’ Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages and for warming food, provided that such equipment and use thereof is in accordance with all applicable laws, codes, ordinances, rules and regulations. All such equipment and photocopy machines shall be turned off after regular business hours.

29. Tenant shall not engage or pay any employees on the Premises except those actually working for Tenant on the Premises nor advertise for laborers giving the address of the Premises.

30. Tenant shall not bring or keep within the Premises or Project any animals or birds. Bicycles, motorcycles and other vehicles shall be kept only in the parking facility or facilities designated by Landlord.

31. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

EXHIBIT C

32. Tenant shall not, without the prior written consent of Landlord, request the maintenance personnel of the Project to perform any tasks outside of their regular duties (unless under special instructions from Landlord to do so) for Tenant in or near the Premises or the Project.

33. Tenant shall not use in any area of the Project any hand truck or similar equipment unless it is equipped with rubber tires and side guards.

34. Tenant shall not make, or permit to be made, any unseemly or disturbing noises by the use of any musical instrument, radio, phonograph, nor shall Tenant otherwise disturb or interfere with occupants of the Project or neighboring buildings or premises. Neither Tenant nor its servants, employees, agents, visitors or licensees shall throw anything out of doors, windows or skylights or down public corridors.

35. Except as otherwise set forth in this Lease, Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Premises, whether voluntary, involuntary or pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceedings.

36. If any governmental license or permit shall be required for the proper and lawful conduct of any business or other activity carried on by Tenant in the premises, or if Tenant’s failure to secure such license or permit would adversely affect Landlord, Tenant shall duly procure and thereafter maintain such license or permit.

37. Any consent, approval, request, agreement or other communication required or permitted to be given under these Rules and Regulations shall be given in accordance with the provisions for notices under the Lease.

38. These Rules and Regulations are in addition to, and shall not be construed to modify or amend, in whole or in part, the terms, covenants, agreements or conditions of the Lease.

39. Landlord may waive any one or more of these rules for the benefit of any tenant, but no such waiver by Landlord shall be construed as a waiver of such rule in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such rule against any or all of the tenants of the Project.

40. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as Landlord may from time to time deem necessary for the management, safety, care and cleanliness of the Premises, and Project, as well as for the convenience of other occupants and tenants therein. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

41. Tenant shall be responsible for the observance of all of these Rules and Regulations (as amended and supplemented from time to time) by Tenant’s employees, agents, clients, customers, invitees and guests. Landlord shall not be liable to Tenant for the nonobservance or violation by any tenant or occupant of the Project, or any other person of any of these Rules and Regulations.

EXHIBIT C

EXHIBIT D

Form Letter of Credit

IRREVOCABLE LETTER OF CREDIT

SPECIMEN LANGUAGE ONLY

EXHIBIT A

COMERICA BANK HAS PREPARED THIS SPECIMEN UPON THE REQUEST AND BASED ON THE INFORMATION PROVIDED. NO REPRESENTATION AS TO THE ACCURACY OR WILLINGNESS FOR COMMITMENT IS MADE BY COMERICA BANK TO ISSUE THIS LETTER OF CREDIT IN THIS OR ANY OTHER FORM. WHEN SIGNED, THIS EXHIBIT A WILL BECOME AN INTEGRAL PART OF THE CORRESPONDING STANDBY LETTER OF CREDIT APPLICATION AND AGREEMENT.

APPROVED BY LIVONGO HEALTH, INC.

APPLICANT’S SIGNATURE                                                                                          DATE

Beneficiary:	Applicant:
SFF Castro Station, LLC PSAI Realty Partners LLC 155 Montgomery St., suite 1600 San Francisco, CA 94104	Livongo Health, Inc. 444 N. Michigan Ave., suite 2880 Chicago, IL 60611

Specimen Date:
December 16, 2014	Date and Place of Expiry: January 31, 2016 office of Issuing Bank or any automatically extended date, as herein defined.

Amount:

USD 178,922.00 One Hundred Seventy Eight Thousand Nine

Hundred Twenty Two and 00/100 only

We hereby open our Irrevocable Standby Letter of Credit no. «Instrument ID» in your favor, for account of Livongo Health, Inc. for a sum not exceeding USD 178,922.00 (One Hundred Seventy Eight Thousand Nine Hundred Twenty Two and 00/100’s U.S. Dollars) available by your draft(s) at sight on Comerica Bank when accompanied by:

1. The original of this Irrevocable Standby Letter of Credit and Amendment(s) if any.

2. Beneficiary’s statement on its letterhead dated and signed by the Beneficiary, indicating name and title of the signer worded as follows:

A. The undersigned hereby certifies that the amount of USD (amount) is being drawn under Comerica Bank’s Standby Letter of Credit no. «Instrument ID>> as there has been an uncured default in accordance with the provision of that certain Lease Agreement dated (need date) that exists by and between Beneficiary (as Landlord) and Applicant (Tenant) (as such lease agreement has been or may be amended from time to time, the “Lease).

or

B. The undersigned hereby certifies that we have received a written notice of Comerica Bank’s election not to extend their Standby Letter of Credit No. «Instrument ID>> and have not received a replacement Letter of credit from Tenant.

Special Conditions:

All signatures must be manually executed in originals.

All information required whether indicated by blanks, brackets or otherwise, must be completed at the time of drawing.

Partial drawings and multiple presentations may be made under this Irrevocable Standby Letter of Credit, provided, however, that each such demand that is paid by us shall reduce the amount available under this Irrevocable Standby Letter of Credit.

It is a condition of this Irrevocable Standby Letter of Credit that it shall be deemed automatically extended without amendment for a period of one year from the present or any future expiration date, unless at least sixty (60) days prior to the expiration date we send you notice by overnight courier that we elect not to extend this Irrevocable Standby Letter of Credit for any such additional period. Said notification will be sent to the address indicated above, unless a change of address is otherwise notified by you to us in writing by receipted mail or courier.

In no event, and without further notice from ourselves, will this letter of credit be extended beyond March 31, 2020 which shall be the final expiration date of this Letter of Credit.

This Letter of Credit may be transferred successively in its entirety only up to the then available amount in favor of a nominated Transferee (“Transferee”), assuming such transfer to such Transferee is in compliance with all applicable U.S. laws and regulations. At the time of transfer, the original Letter of Credit and original Amendment(s) if any, must be surrendered to us together with our Transfer Form (available upon request).

Notwithstanding any preprinted wording to the contrary on our standard transfer form, payment of all transfer fees is for the Applicant.

All drafts required under this Irrevocable Standby Letter of Credit must be marked: “Drawn under Comerica Bank Irrevocable Standby Letter of Credit no. <<Instrument ID».”

In the case of cancellation, the original Standby Letter of Credit and all Amendments thereto must be returned to us together with a written request from Beneficiary referencing this Standby Letter of Credit number and authorizing its cancellation.

All documents are to be dispatched in one lot by courier service or hand delivery to Comerica Bank International Trade Services, 2321 Rosecrans Ave., 5th fl., El Segundo, CA 90245, Attn: Standby Letter of Credit Dept.

This Irrevocable Standby Letter of Credit sets forth in full the terms of our undertaking and such undertaking shall not be in any way modified, amended or amplified by reference to any document, instrument or agreement referred to herein or in which this Irrevocable Standby Letter of Credit is referred to or to which this Irrevocable Standby Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.

We hereby engage with you that all drawing(s) made under and in compliance with the terms of this Irrevocable Standby Letter of Credit will be duly honored if drawn and presented for payment at our office located at Comerica Bank International Trade Services, 2321 Rosecrans Ave., 5th Fl., El Segundo, CA 90245, Attn: Standby Letter of Credit Dept. on or before the expiration date of this credit, January 31, 2016 or any automatically extended date.

Except so far as otherwise expressly stated herein, this Standby Letter of Credit is subject to the “International Standby Practices” (ISP 98) International Chamber of Commerce (Publication No. 590) provided that notwithstanding Rule 4.09(c) of ISP98 and regardless of whether the words “exact” or “identical” or similar words are used in this Letter of Credit, a document presented under this Letter of Credit need not reproduce the wording in this Letter of Credit exactly, including typographical errors, punctuation, spacing, blank lines and spaces, and the like.

END OF SPECIMEN FORMAT

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is dated as of March 27, 2015 (the “Effective Date”), between SFF CASTRO STATION, LLC, a California limited liability company (“Landlord”), and LIVONGO HEALTH, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Office Lease dated as of April 11, 2013 (the “Lease”), pursuant to which Tenant leases from Landlord a portion of the building located 150 W. Evelyn, Mountain View, California comprising 6,530 square feet of rentable area and commonly known as Suite 150 (the “Premises”), as more particularly described in the Lease. Capitalized terms not otherwise defined herein shall have the meanings given them in the Lease.

B. The Commencement Date of the Lease was January 1, 2015.

C. Landlord and Tenant desire to amend the Lease to provide that Landlord will be performing certain improvements to the Premises at Tenant’s expense, in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1. Tenant Improvements.

a. Preliminary Plans. Landlord shall, through Landlord’s contractor, Devcon, at Tenant’s sole cost and expense, construct in the Premises, substantially in accordance with final and approved Tenant’s Plans (as hereinafter defined), the improvements (the “Tenant Improvements”) described in the budgets attached hereto as Schedule 1 (collectively, the “Approved Budget”) pursuant to the plans and specifications attached hereto as Schedule 2 (Schedule 1 and Schedule 2 attached hereto shall be collectively referred to herein as the “Tenant’s Plans”). All improvements constructed in the Premises shall be subject to the prior written approval of Landlord in accordance with the terms of the Lease.

b. Construction. Landlord shall cause Landlord’s contractor to commence the construction of the Tenant Improvements as soon as is reasonably possible after the approval by Landlord and Tenant of Tenant’s Plans and receipt of all building permits for the Tenant Improvements. Landlord shall not approve any change orders to Tenant’s Plans nor approve any expenses that are inconsistent with the Approved Budget without Tenant’s prior consent. Landlord and Tenant shall cooperate with each other to resolve any space plan issues raised by applicable local building codes. Tenant acknowledges that Landlord is performing the Tenant Improvements as an accommodation to Tenant and that Landlord is not assuming any liability for any delay in completing the Tenant Improvements. In furtherance of the foregoing, the parties agree that if, for any reason whatsoever, the Tenant Improvements are not timely completed, the Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom.

c. Payment of Costs. Tenant shall pay for all costs related to the design, permitting and construction of the Tenant Improvements. Tenant shall fund the cost of the design, permitting and construction of the Tenant Improvements (including all applicable fees) in installments as construction progresses within ten (10) days after Landlord submits invoices to Tenant showing in reasonable detail the services rendered, the work performed and the costs incurred. Tenant shall indemnify Landlord for all claims, losses, costs or expenses (including reasonable attorneys’ fees) arising out of Tenant’s failure to timely pay any amounts owing to Landlord or Landlord’s contractor with respect to the Tenant Improvements.

d. Supervision Fee. Notwithstanding the foregoing, with respect to the Tenant Improvements, Tenant shall pay Landlord a Supervision Fee pursuant to section 8.1(f) of the Lease within ten (10) business days of written demand.

2. Real Estate Brokers. Tenant represents and warrants that it has negotiated this Amendment directly with Landlord, and Tenant has not authorized or employed, or acted by implication to authorize or to employ, any real estate broker or salesman to act for Tenant in connection with this Amendment. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims by any real estate broker or salesman for a commission, finder’s fee or other compensation as a result of Tenant’s entering into this Amendment.

3. Authority. Each party executing this Amendment hereby represents and warrants that (a) it is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) it is duly qualified to do business in the state in which the Building is located, (c) it has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Amendment and to perform all of its obligations under the Lease, as amended by this Amendment, and (d) each person (and all of the persons if more than one signs) signing this Amendment on its behalf is duly and validly authorized to do so.

4. No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to amend the Lease or a reservation of or option to amend the Lease, and this instrument is not effective as a lease amendment or otherwise until executed and delivered by both Landlord and Tenant.

5. Lease in Full Force and Effect. Except as provided above, the Lease is unmodified hereby and remains in full force and effect. To Landlord’s knowledge, as of the Effective Date, Tenant is not in default of any of its obligations under the Lease and Landlord is not aware of any facts or circumstances in existence as of the Effective Date that, due to the passage of time or otherwise, would give rise to any claim by Landlord that Tenant would be in default of any of its obligations under the Lease. Landlord further acknowledges that as of the Effective Date there are no past due rent amounts under the Lease.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

TENANT:

LIVONGO HEALTH, INC., a Delaware corporation

By	/s/ Mario A. Christopher

Name	Mario A. Christopher
Title	CFO

By

Name

Title

LANDLORD

SFF CASTRO STATION, LLC a California limited liability company,

By:	SFF Realty Fund, L.P., a Delaware limited partnership, its Manager

By: PSAI Realty Partners, LLC, a Delaware limited liability company its General Partner,

By	/s/ Erik A. Foraker

Name	Erik A. Foraker
Title	Managing Director

Schedule 1

Approved Budget

February 27th, 2015

Sarah O’Brien

Livongo Health

150 West Evelyn Ave. Suite 150

Mountain View, CA 94041

Re.:	ARCHITECTURAL DESIGN SERVICES PROPOSAL

Castro Station 1st Floor T1 for LIVONGO

Dear Sarah:

This proposal covers architectural design services for the 6,200 sf TI build out for Silicon Valley Data Science located on the 1st floor west end of the Castro Station Office project in Mountain View, CA, Services for this work include Construction Documents + Construction Administration.

SCOPE

•	Program includes secured lobby, (3) offices, (3) phone rooms, glass marker wall, electrical outlets and TV monitor outlets

•	Dropped powered data throughout open office

•	Finishes to match exist offices

•	Coordination with Tennant’s furniture vendor and A/V specialist for power/data

ASSUMPTIONS

•	No structural engineering is anticipated. Mechanical. Electrical and Plumbing (MEP) and Fire Protection to he provided Design-Build by General Contractor (GC)

•	Signage. Security, ASV, furniture systems selection + layout design by others

FEE

We propose the scope above be provided as follows:

Schematic Design	$2,000
Construction Documents:	$8,500
Construction Administration	$1,000

Total:	$11,500

Reimbursables

Reproductions, materials + Agency permit lees of any kind will billed at 1.1.

Mileage will be billed at .49/mile

In-house plotting will be charged at S1.25/sf

Schedule 2

Tenant’s Plans

FIRST AMENDMENT TO OFFICE LEASE

This First Amendment to Office Lease (this “First Amendment”) is made and entered into by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, for the benefit of its Real Estate Account (“Landlord”), as successor-in-interest to SFF Castro Station, LLC (“Original Landlord”), and LIVONGO HEALTH, INC., a Delaware corporation (“Tenant”), to be effective on and as of the date Landlord executes this First Amendment, as evidenced by the signature page attached hereto, and delivers a fully executed copy to Tenant (the “Effective Date”).

WITNESSETH

WHEREAS, Landlord and Tenant are parties to that certain Office Lease dated December 21, 2014 originally entered into by and between Original Landlord and Tenant (the -Lease”), pursuant to which Landlord currently leases to Tenant certain premises containing a total of 6,530 square feet of rentable area known as Suite 150 (the “Existing Premises”) of the building (the -Building”), located at 150 W. Evelyn Avenue, Mountain View, California;

WHEREAS, the current Lease Term expires on January 31, 2020 (“Existing Expiration Date”); and

WHEREAS, Landlord succeeded to all of Original Landlord’s right, title and interest under the Lease;

WHEREAS, Landlord and Tenant desire to further amend the Lease to, among other things, expand the Premises, all as more particularly described hereinbelow;

NOW, THEREFORE, for and in consideration of the promises contained herein, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease is hereby ratified and amended as follows:

1. Defined Terms. All capitalized terms used herein shall have the same meaning as defined in the Lease, unless otherwise defined in this First Amendment.

2. Expansion. Effective on and as of December 1, 2017 (such date being the -Expansion Commencement Date”), the Premises shall be expanded to include an additional 7,389 square feet of rentable area designated as Suite 100 of the Building (the “Expansion Space”), being more fully shown and described on the floor plan attached hereto as Exhibit A and made a part hereof for all purposes, for a term that is coterminous with the Lease Term. Tenant acknowledges that the Expansion Space is currently occupied by an existing tenant (the “Existing Tenant”) and that Landlord and such Existing Tenant are concurrently herewith entering into an early termination agreement to terminate such Existing Tenant’s lease as of November 30, 2017. Tenant hereby waives any claims against Landlord in the event that such Existing Tenant holds over in the Premises beyond the Expansion Commencement Date. If such Existing Tenant holds over in the Expansion

Space beyond the Expansion Commencement Date, the Expansion Commencement Date, and Tenant’s obligation to commence paying rent with respect to the Expansion Space, shall nonetheless still commence on the Expansion Commencement Date. Following such Existing Tenant surrendering the Expansion Space to Landlord, Landlord shall thereafter deliver the same to Tenant. Upon the Expansion Commencement Date, Landlord may prepare and deliver to Tenant a certificate establishing the Expansion Commencement Date, which Tenant shall acknowledge by executing a copy and returning it to Landlord within ten (10) business days after its receipt from Landlord. Failure of Landlord to send any such certificate shall have no effect on the Expansion Commencement Date. In the event there is any delay in the delivery of the Expansion Space to Tenant (including, without limitation, due to the Existing Tenant holding over in the Expansion Space past the expiration of its lease), then this First Amendment shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. Tenant has advised Landlord that it intends to permit Existing Tenant continue to occupy the Expansion Space through December 15, 2017, and Landlord hereby consents to Tenant permitting Existing Tenant to remain the Expansion Space through such date; provided, however, the Expansion Commencement Date, and Tenant’s obligation to commence paying rent with respect to the Expansion Space, shall commence on the Expansion Commencement Date.

3. Confirmation of the Premises. Landlord and Tenant hereby confirm, stipulate and agree that, effective on and as of the Expansion Commencement Date, the “Premises”, as such term is used in the Lease, shall be amended and deemed to consist of 13,919 square feet of rentable area composed of the Existing Premises and the Expansion Space.

4. Base Rent. Tenant shall continue to pay Base Rent with respect to the Existing Premises in accordance with the terms and conditions of the Lease. Commencing on the Expansion Commencement Date and continuing thereafter throughout the remainder of the Lease Term, Tenant shall pay Base Rent for the Expansion Space as follows:

Period	Monthly Rent Per Sq Ft		Monthly Installment
12/01/2017 — 11/30/2018	$8.00		$59,112.00
12/01/2018 — 11/30/2019	$8.24		$60,885.36
12/01/2019 — 01/31/2020	$8.49	(approx.)	$62,711.92

5. Additional Rent. Tenant shall continue to pay Tenant’s Percentage Share of Operating Expenses and Property Taxes in accordance with the terms and conditions of the Lease; provided, however, commencing on the Expansion Commencement Date and continuing thereafter through the remainder of the Lease Term, for the purposes of calculating “Tenant’s Percentage Share” (as defined in the Basic Lease Information) the Premises shall be deemed to contain a total of 13,919 square feet of rentable area and the Tenant’s Percentage Share shall be deemed to be 12.12% (13,919 rsf / 114,809 rsf).

6. Condition of the Premises. Notwithstanding anything in the Lease to the contrary, Tenant is in possession of the Existing Premises and Tenant accepts the Existing Premises in its existing “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition and Landlord shall deliver the Expansion Space to Tenant following Existing Tenant’s surrender of the same, and Tenant shall accept the Expansion Space from Landlord following the Existing Tenant’s surrender of the same, in its then existing “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition, and Landlord shall have no obligation whatsoever to refurbish or otherwise improve the Existing Premises or the Expansion Space at any time through the expiration of the Extension Term (other than Landlord’s maintenance and repair obligations set forth in the Lease). Landlord acknowledges that Tenant may purchase the Existing Tenant’s furniture located in the Expansion Space and, in such case, that the Existing Tenant may leave such furniture in the Expansion Space for Tenant. Notwithstanding the foregoing, Landlord shall deliver the Expansion Space to Tenant with the Base Building and Base Building Systems serving the Expansion Space in good condition and repair.

7. Parking. The parking ratio originally set forth in Basic Lease Information shall also apply with respect to the Expansion Space; accordingly, from and after the Expansion Commencement Date, Tenant shall be allocated an additional twenty-two (22) unreserved parking spaces.

8. Suite Entry Signage. Following the Expansion Commencement Date, Tenant, at it sole cost and expense, shall be permitted to install building standard suite entry signage adjacent to the main entrance of the Expansion Space; the size, location, aesthetics and method of attachment of such suite entry signage being subject to Landlord’s prior written approval, which shall not be unreasonably withheld.

9. Dog Visitation. Subject to compliance with the Dog Visitation Policy described on Exhibit B attached hereto, Tenant’s employees may bring dogs into the Premises. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against claims, damages, liabilities, costs and expenses of every kind and nature, including attorneys’ fees, incurred by or asserted against Landlord arising in connection with the rights granted to Tenant’s employees pursuant to this Paragraph 9. In addition, the commercial general liability insurance carried by Tenant pursuant to Section 13.2 of the Lease shall be required to cover claims arising from any claims arising from any dogs brought onto the Project by any of Tenant’s employees, agents or sublessees.

10. CASp Disclosure. As of the Effective Date of this First Amendment, neither the Building nor the Premises has undergone inspection by a Certified Access Specialist (CASp). A CASp can inspect the Premises and determine whether the Premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Premises, Landlord may not prohibit Tenant from obtaining a CASp inspection of the Premises for the occupancy Tenant, if requested by Tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises. Except as otherwise expressly agreed upon in writing by Landlord, Landlord has no obligation for the payment of the CASp fee or the cost of making repairs pursuant thereto, nor shall Landlord have any liability to Tenant arising out of or related to the fact that neither the Premises nor the Building has been inspected by a CASp, and Tenant waives all such liability and acknowledges that Tenant shall have no recourse against Landlord or the Building as a result of or in connection therewith.

11. Broker. Tenant represents and warrants to Landlord that Tenant has not had dealings with any real estate broker, finder or other person with respect to this First Amendment or the transactions evidenced hereby except for Jones Lang LaSalle (the “Tenant’s Broker”). If Tenant has dealt with any real estate broker, finder or other person or entity, other than the Tenant’s Broker, with respect to this First Amendment or the transactions evidenced hereby, Tenant shall be solely responsible for the payment of any commissions, fees or other amounts due said person or entity and Tenant shall indemnify and defend Landlord and hold Landlord harmless from and against any and all costs, expenses, liabilities and claims with respect thereto, including attorneys’ fees and costs. Landlord shall pay Tenant’s Broker a commission pursuant to a separate written agreement.

12. Miscellaneous. With the exception of the terms specifically amended herein, the Lease shall remain in full force and effect in accordance with all its terms. In the event of any conflict between the terms of this First Amendment and the terms of the Lease, the terms of this First Amendment shall supersede and control. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this First Amendment, the parties may execute and exchange facsimile counterparts of the signature pages and facsimile counterparts shall serve as originals.

13. Counterparts/Facsimile Signatures. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this First Amendment, the parties may execute and exchange facsimile counterparts of the signature pages and facsimile counterparts shall serve as originals.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the respective dates set forth below, to be effective for all purposes, however, as of the Effective Date.

LANDLORD:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, for the benefit of its Real Estate Account

By:	/s/ [illegible]

Name:

Title:

Date: December 1, 2017

TENANT:

LIVONCO HEALTH, INC.,
a Delaware corporation

By:	/s/ Andrew W. Page

Name:	Andrew W. Page
Title:	President and CFO

Date: November 30, 2017

Exhibit A

EXPANSION SPACE

EXHIBIT B

Dog Visitation Policy

Dog Visit Policy

Bringing a dog to work is a privilege and requires complete responsibility on the part of the person bringing the dog to work (each, an “Owner”). Owners must recognize that (1) not all employees and/or visitors and/or other occupants of the Project appreciate dogs in the office, and (2) certain employees and/or visitors and/or other occupants of the Project may have intolerance to dogs, such as allergy, fear of, or phobia. This policy does not apply to the use of service animals at work, and appropriate arrangements will be determined in such cases. Owners are required to follow these rules when bringing a dog to the Project and such other rules as may be implemented by Landlord and/or Tenant from time to time.

Prerequisites for a Dog to be at the Project

•	Properly licensed and vaccinated with proof of such license and vaccination available upon request.

•	Free from contagious illness and internal and external parasites including fleas.

•

Exhibits appropriate office behavior: Walks beside you on a leash; reliably housebroken; remains calm when left alone; well socialized to people, places, sounds, and objects; enjoys being around people.

•

Does not exhibit inappropriate office behavior (including but not limited to): aggression, growling, barking, chasing, biting, nipping, over-exuberance, dominance, territorialism, running away, having accidents (i.e., urinating indoors), chewing or damaging office furniture or equipment, whining, howling, or otherwise interfering with an employee’s ability to do their work. In appropriate office behavior by a dog will result in the animal no longer being allowed in the Building as reasonably determined by Landlord. In no event shall Tenant be permitted to bring any aggressive breeds of dogs to the Project or any dog that exceeds 50 pounds.

•	Dogs must be washed regularly.

Dog Boundaries at Work

•	Dogs must be on a leash or confined to a crate while entering and leaving the Project and may not be left alone in any common area.

•	Dogs must not be in or near the employee cafeteria, break rooms, bathrooms, or conference rooms.

•

Dogs must be taken to relieve themselves in the designated area only and shall not relieve themselves in any other area in the Project. If a dog relieves itself in any other areas in the Project other than the area designated by Landlord, then Tenant shall immediately notify property management in order for property management to clean the areas affected. In such case Tenant shall pay all charges associated with cleaning and removing any waste generated by such dogs.

•

In no event shall Tenant or its employees collectively bring more than three (3) dogs at any one time to the Project. Any dogs that are brought to the Project must by registered with the property manager and, in connection with such registration, the dog owner shall provide evidence of liability insurance for the dog, vaccination records and any other information reasonably requested by Landlord.

Expectations of Dog Owners

•	Owners must supervise their dogs at all times, or appoint a willing and able watcher.

•	Owners must clean up after their dogs and bring supplies such as pet waste bags.

•	Owners should maintain adequate liability insurance coverage against dog mishaps and take full responsibility.

THIRD AMENDMENT TO OFFICE LEASE

Castro Station

100, 150 and 200 West Evelyn Avenue

Mountain View, California

This THIRD AMENDMENT TO OFFICE LEASE (“Third Amendment”) is entered into as of June 5th, 2019 (“Effective Date”) by and between MCC CASTRO STATION LLC, a Delaware limited liability company (“Landlord”), and LIVONGO HEALTH, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Pursuant to that certain Office Lease (“Original Lease”), dated as of December 21, 2014, as amended by that certain First Amendment to Lease, dated as of March 27, 2015 (“First Amendment”), and further amended by that certain First Amendment to Office Lease, dated December 1, 2017 (such amendment, erroneously identified as a first amendment, being the “Second Amendment”), Landlord (as successor-in-interest to (i) Teachers Insurance and Annuity Association of America, a New York corporation, for the benefit of its Real Estate Account, and (ii) SFF Castro Station, LLC, a California limited liability company) currently leases to Tenant, and Tenant currently leases from Landlord, certain premises, consisting of approximately thirteen thousand nine hundred nineteen (13,919) rentable square feet (“Current Premises”), in that certain building commonly known as 150 West Evelyn Avenue, Mountain View, California (“150 Building”), which 150 Building is located in the Project (as defined in the Original Lease) commonly known as Castro Station, all as more particularly described in the Lease. The Project includes, among other things, (i) the building commonly known as 100 West Evelyn Avenue (“100 Building”), (ii) the 150 Building and (iii) the building commonly known as 200 West Evelyn Avenue (“200 Building”). The Current Premises are collectively comprised of the following portions of the first (1”) floor of the 150 Building: (i) approximately six thousand five hundred thirty (6,530) rentable square feet commonly known as Suite 150, as more particularly described in the Original Lease (“Original Premises”); and (ii) approximately seven thousand three hundred eighty-nine (7,389) rentable square feet commonly known as Suite 100, as more particularly described in the Second Amendment (“2017 Expansion Premises”). The Original Lease, First Amendment and Second Amendment shall hereinafter sometimes be collectively referred to as the “Lease.”

B. The term of the Lease expires on January 31, 2020 (“Current Expiration Date”). Tenant desires to (i) extend the term of the Lease and (ii) expand its premises under the Lease. Landlord and Tenant desire to amend the Lease to, among other things, (A) extend the term of the Lease and (B) set forth the terms and conditions upon which Tenant shall lease, in addition to the Current Premises, the Expansion Premises (as defined in Section 1 below).

C. Capitalized terms used in this Third Amendment shall have the meaning ascribed to such terms in the Lease, unless otherwise defined in this Third Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto amend, modify and supplement the Lease as follows:

1. Lease of Expansion Premises. Subject to the terms and conditions of this Third Amendment, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the following space located within the first (1”) floor of the 100 Building (collectively, the “Expansion Premises”): (A) approximately seven thousand three hundred forty (7,340) rentable square feet commonly known as Suite 120, as generally depicted on Exhibit A-1 attached hereto (“First Expansion Premises”); and (B) approximately eight thousand seven hundred sixty (8,760) rentable square feet commonly as Suite 110, as generally depicted on Exhibit A-2 attached hereto (“Second Expansion Premises”). The Expansion Premises shall be conclusively deemed to consist, in the aggregate, of approximately sixteen thousand one hundred (16,100) rentable square feet (i.e., 7,340 rsf + 8,760 rsf = 16,100 rsf). The term of the Lease with respect to the First Expansion Premises and the Second Expansion Premises shall be as set forth in Section 4 below.

From and after the occurrence of both the First Expansion Premises Commencement Date and the Second Expansion Premises Commencement Date (both as defined in Section 2 below), (A) the term “Premises” as used in the Lease shall collectively refer to (i) the Current Premises and (ii) the Expansion Premises, and (B) the combined Premises (i.e., the Current Premises and Expansion Premises) shall be conclusively deemed to consist of, in the aggregate, thirty thousand nineteen (30,019) rentable square feet.

2. Extended Term. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant hereby extend the term of the Lease through January 31, 2024 (“Extended Term Expiration Date”). The portion of the term of the Lease beginning on February 1, 2020 (i.e., the day immediately after the Current Expiration Date) and ending on the Extended Term Expiration Date shall be referred to herein as the “Extended Term”. Subject to the terms and conditions of Section 4 below: (i) the term of the Lease with respect to the First Expansion Premises shall commence on July 1, 2019 (such date, as the same may be extended on a day-for-day basis, pursuant to the express terms and conditions of Section 4(a) below, being the “First Expansion Premises Commencement Date”); and (ii) the term of the Lease with respect to the Second Expansion Premises shall commence on February 1, 2020 (such date, as the same may be extended on a day-for-day basis, pursuant to the express terms and conditions of Section 4(b) below, being the “Second Expansion Premises Commencement Date”); provided, however, that, irrespective of when the First Expansion Premises Commencement Date and/or Second Expansion Premises Commencement Date shall have occurred, the Lease shall expire with respect to both the First Expansion Premises and the Second Expansion Premises on the Extended Term Expiration Date (i.e., January 31, 2024), it being the intent of the parties that, notwithstanding anything to the contrary contained in the Lease and/or this Third Amendment, the Lease shall be coterminous with respect to the Current Premises and Expansion Premises. At any time and from time to time, Landlord may deliver to Tenant a notice in the form set forth in Exhibit B attached hereto, with all information accurately completed, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof.

3. Condition; Existing Violations (Expansion Premises); Warranty Periods (Expansion Premises).

(a) Condition. Tenant is in possession and occupancy of the Current Premises as of the Effective Date. Tenant agrees and warrants that it has inspected the condition of the Current Premises and Expansion Premises, and the suitability of the same for Tenant’s purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder (and/or under the Lease) should be reduced or limited because of the condition of such Current Premises and/or Expansion Premises, and/or the suitability of the same for Tenant’s purposes. Tenant further agrees and acknowledges that, except for Landlord’s obligation to disburse, in accordance with the terms and conditions of the Work Letter Agreement attached as Exhibit C hereto (“Work Letter”), (A) the Expansion Premises Allowance (as defined in the Work Letter) with respect to the Expansion Premises and (B) the Current Premises Allowance with respect to the Current Premises, Landlord has no obligation to alter, improve or refurbish (and/or cause the alteration, improvement and/or refurbishment of) the Current Premises and/or Expansion Premises for Tenant’s use or benefit, and/or provide an allowance for such purpose, the Current Premises and Expansion Premises shall be accepted by Tenant in “as-is condition,” “with all faults,” and “without any representations or warranties.” Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representations or warranties with respect to the Current Premises, Expansion Premises and/or the Project or with respect to the suitability of the same for the conduct of Tenant’s business. Tenant’s continued occupancy and possession of the Current Premises, and taking of possession of the Expansion Premises, shall conclusively establish that the Current Premises, Expansion Premises and the Project were at such time in satisfactory condition.

Notwithstanding the foregoing, (A) Landlord warrants and represents that, as of the Effective Date, Landlord has not received written notice from any governmental agency (and Landlord does not otherwise have actual knowledge, without any duty of investigation or inquiry) that the Expansion Premises (or any portion thereof) are in violation of (i) building codes (including seismic codes) and/or (ii) the Americans with Disabilities Act of 1990 (as amended) (“ADA”) (in all cases, as then locally enforced and interpreted) to the extent relating to the original construction (or subsequent alteration prior to the Effective Date) of the Expansion Premises (if applicable, any such existing violations of the building codes and/or ADA being “Existing Expansion Premises Violations”) and (B) if any Existing Expansion Premises Violations exist as of the Effective Date, as Tenant’s sole and exclusive remedy, Landlord shall be responsible, at Landlord’s sole cost and expense, for correcting any such Existing Expansion Premises Violations (in all cases (i) without regard to Tenant’s particular use of the Expansion Premises and/or alterations, additions and/or improvements and (ii) subject to any “grandfathered” rights); provided, however, Tenant’s right to enforce Landlord’s obligation to perform (or cause to be performed) any work relating to Existing Expansion Premises Violations shall be limited to circumstances in which non-compliance would (a) impair the safety of Tenant’s employees or create a health hazard for Tenant’s employees, (b) materially impair Tenant’s use and occupancy of, or access to, the Expansion Premises (or any material portion thereof) for typical and customary general office purposes, and/or (c) impose liability upon Tenant under applicable law. Notwithstanding the foregoing, (1) Landlord shall have the right to promptly and diligently contest the need to perform any code compliance work in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by applicable law (collectively, the “Landlord Appeal Right(s)”) and (2) after exhausting any such Landlord Appeal Right(s), Landlord shall perform any work necessary to comply with any final order or judgment as soon as reasonably practicable thereafter. Tenant hereby agrees and acknowledges that (i) for purposes hereof, “building codes” shall in no event include any requirements imposed by “Title 24” laws and regulations and (ii) compliance with any and all such “Title 24” laws and regulations shall be performed by Tenant, at Tenant’s sole cost and expense (subject to the availability of the Expansion Premises Allowance).

Nothing set forth in this Section 3(a) shall be deemed to relieve Landlord from any express repair, maintenance and replacement obligations on the part of the Landlord to be performed under the Lease.

(b) Warranty Periods (Expansion Premises). Notwithstanding the foregoing, if (i) during the one hundred eighty (180) day period immediately following (1) the First Expansion Premises Commencement Date, with respect to the First Expansion Premises, and/or (2) the Second Expansion Premises Commencement Date, with respect to the Second Expansion Premises (each such period being a “Building Systems Warranty Period”), the existing building-wide electrical, plumbing, mechanical, life-safety systems and/or heating, ventilation and air-conditioning systems serving, as applicable, the First Expansion Premises and/or Second Expansion Premises are not in good working order (as defined in this grammatical paragraph below) and (ii) prior to the expiration of the applicable Building Systems Warranty Period (each such expiration date being a “Non-Compliance Outside Date”), Tenant delivers to Landlord a reasonably-detailed written notice (“Non-Compliance Notice”) identifying which of the foregoing item(s) is/are not then in good working order (if applicable, “Non-Compliance Condition”), then, unless such Non-Compliance Condition was caused by the negligent and/or wrongful acts or omissions of Tenant (and/or its employees, agents, contractors and/or invitees), as Tenant’s sole and exclusive remedy therefor, Landlord shall, within a reasonable period of time after Landlord’s receipt of Tenant’s Non-Compliance Notice, at Landlord’s sole cost and expense (without right of reimbursement), perform (or cause to be performed) such work that Landlord deems necessary (in Landlord’s reasonable discretion) to correct such Non-Compliance Condition (if applicable, the “Correction Work”). If Tenant fails to deliver the Non-Compliance Notice to Landlord on or before the applicable Non-Compliance Outside Date, then, subject to the express terms and conditions of Section 7.1 of the Original Lease, (i) Landlord shall repair and maintain the non-compliant Building system(s) and (ii) the cost of any Correction Work performed by Landlord shall be included in Operating Expenses (subject to the terms and conditions of Section 4.1(a) of the Original Lease). For purposes of this grammatical paragraph, “good working order” shall mean that the system in question is operating within the manufacturer’s specifications therefor for typical and customary general office use (which, for purposes hereof, shall include computer-based software research and development in a manner consistent with Tenant’s use of the Current Premises as of the Effective Date) (as determined by Landlord, in its reasonable discretion). In no event shall Landlord’s obligations pursuant to the immediately-preceding sentence alter the maintenance obligations contained within the Lease (as amended).

4. Scheduled Delivery Dates; Tenant’s Work.

(a) First Expansion Premises; Existing First Expansion Premises Lease. During the period commencing on the First Expansion Premises Delivery Date (as defined below) and expiring on June 30, 2019 (such period being the “First Expansion Premises Construction Period”), Tenant shall be entitled to access and occupy the First Expansion Premises solely for the purpose of (1) performing the Tenant’s Work (as defined in the Work Letter) applicable to the First Expansion Premises and (2) installing Tenant’s furniture, fixtures and equipment (“Tenant FF&E”) therein; provided that (i) Tenant shall coordinate with Landlord’s activities, (ii) all provisions of the Lease (as amended), other than those relating to the payment of Base Rent, Operating Expenses and Property Taxes for the First Expansion Premises, shall apply during such First Expansion Premises Construction Period (including specifically, without limitation, all provisions relating to insurance, indemnity and freedom from liens), and (iii) if Tenant commences business operations from any portion of the First Expansion Premises during such First Expansion Premises Construction Period, then (1) the First Expansion Premises Commencement Date shall be deemed to be the date Tenant commences such business operations therefrom and (2) the term relating to such First Expansion Premises shall be extended for a period of time equal to the time between such advanced First Expansion Premises Commencement Date and the original First Expansion Premises Commencement Date. As used in this Section 4(a), commencing “business operations” shall mean that Tenant is occupying and using more than thirty-five percent (35%) of the First Expansion Premises primarily for the purpose of conducting its normal business operations therefrom (as distinct from performing Tenant’s Work, or otherwise making the First Expansion Premises ready for its occupancy).

Landlord shall use commercially reasonable efforts to deliver possession of the First Expansion Premises on or before June 6, 2019 (“Scheduled First Expansion Premises Delivery Date”). For purposes of this Third Amendment, the “First Expansion Premises Delivery Date” shall be the date that Landlord actually delivers possession of the First Expansion Premises to Tenant for Tenant’s performance of the Tenant’s Work, and installation of Tenant FF&E, therein. If Landlord is unable to deliver possession of the First Expansion Premises to Tenant on or before the Scheduled First Expansion Premises Delivery Date, or any other date, for any reason (including any existing occupant’s failure to timely vacate and surrender), Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this Third Amendment and/or the Lease nor the obligations of Tenant hereunder and/or thereunder, but, in such event, the First Expansion Premises Construction Period (and the First Expansion Premises Commencement Date) shall be extended on a day-for-day basis for each day that elapses between the Scheduled First Expansion Premises Delivery Date and the actual First Expansion Premises Delivery Date.

Landlord and Tenant hereby agree and acknowledge that (1) as of the Effective Date, the First Expansion Premises are leased to another tenant (“Existing First Expansion Premises Tenant”) pursuant to a lease (“Existing First Expansion Premises Lease”) that expires by its terms on November 19, 2019, and (2) prior to the Effective Date, Landlord entered into a written agreement, by and between Landlord and the Existing First Expansion Premises Tenant, on terms and conditions acceptable to Landlord (in its sole and absolute discretion) (as amended, the “Existing First Expansion Premises Lease Termination Agreement”), which, among other things, memorialized Existing First Expansion Premises Tenant’s obligation to vacate and surrender the Premises on or before June 5, 2019, or as soon thereafter as is reasonably practicable. Tenant hereby agrees and acknowledges that the terms and conditions of this grammatical paragraph shall in no event be deemed to modify, amend or otherwise affect the terms and conditions of the last sentence of the immediately preceding grammatical paragraph. Landlord and Tenant hereby agree and acknowledge that, if the Existing First Expansion Premises Tenant does not vacate and surrender the First Expansion Premises on or before June 5, 2019, then Landlord shall use commercially reasonable efforts to gain possession of the First Expansion Premises as soon as reasonably practicable, which commercially reasonable efforts may include, in Landlord’s reasonable discretion, the initiation and prosecution of an unlawful detainer action.

Notwithstanding anything to the contrary contained in this Third Amendment, if (x) this Third Amendment is executed and delivered by Tenant on or before June 5, 2019, (y) the First Expansion Premises Delivery Date does not occur by June 20, 2019 (such date being the “First Expansion One-For-One Rent Credit Trigger Date”) for any reason other than any delays caused by Tenant (and/or any of its employees, agents, contractors and/or representatives) (“Tenant Delays”) and/or any “Force Majeure” delays of the nature contemplated in Section 18(f) below (it being the intent of the parties that such First Expansion One-For-One Rent Credit Trigger Date shall be extended one (1) day for each day of any such delays caused by Tenant Delays and/or Force Majeure delays) and (z) Landlord is not using the commercially reasonable efforts described in the immediately-preceding sentence, then Tenant’s sole and exclusive remedy as a result thereof shall be to receive a credit against the Base Rent due with respect to the First Expansion Premises (any such amount being the “First Expansion Premises One-for-One Rent Credit”), which First Expansion Premises One-for-One Rent Credit shall be in the form of an extension of the conditional rent abatement period (as contemplated in Section 5(e) below), applicable to the First Expansion Premises only, equal to one (1) day for each day that shall have elapsed between the First Expansion One-For-One Rent Credit Trigger Date and the First Expansion Premises Delivery Date.

If (and only to the extent that) Tenant fails to substantially complete the Tenant’s Work in the First Expansion Premises by the expiration of the First Expansion Premises Construction Period as a direct result of any Landlord Delay (as defined below), then the First Expansion Premises Construction Period shall be deemed to have been extended one (1) day for each day that Tenant is actually and reasonably prevented from substantially completing the Tenant’s Work in the First Expansion Premises by the expiration of such First Expansion Premises Construction Period as a direct result of any such Landlord Delay. “Landlord Delay” shall mean (1) Landlord’s failure to approve or disapprove any item(s) requiring Landlord’s approval within the time period specified in the Work Letter for the item(s) in question and/or (2) subject to Tenant’s compliance with the Landlord’s construction rules and regulations and the terms and conditions of the Work Letter, Landlord’s material interference with Tenant’s construction of the Tenant’s Work, which failure and/or material interference shall have continued for more than three (3) business days after Landlord’s receipt of written notice from Tenant setting forth (in reasonable detail) the cause of such claimed Landlord Delay, and provided that any such Landlord Delay shall be deemed to accrue only during the period elapsing between (a) the expiration of the three (3) business day cure period described in this sentence above and (b) the cessation of such failure and/or material interference.

(b) Second Expansion Premises. During the period commencing on the Second Expansion Premises Delivery Date (as defined below) and expiring on January 31, 2020 (such period being the “Second Expansion Premises Construction Period”), Tenant shall be entitled to access and occupy the Second Expansion Premises solely for the purpose of (1) performing Tenant’s Work applicable to the Second Expansion Premises and (2) installing Tenant FF&E therein; provided that (i) Tenant shall coordinate with Landlord’s activities, (ii) all provisions of the Lease (as amended), other than those relating to the payment of Base Rent, Operating Expenses and

Property Taxes for the Second Expansion Premises, shall apply during such Second Expansion Premises Construction Period (including specifically, without limitation, all provisions relating to insurance, indemnity and freedom from liens), and (iii) if Tenant commences business operations from any portion of the Second Expansion Premises during such Second Expansion Premises Construction Period, then (1) the Second Expansion Premises Commencement Date shall be deemed to be the date Tenant commences such business operations therefrom and (2) the term relating to such Second Expansion Premises shall be extended for a period of time equal to the time between such advanced Second Expansion Premises Commencement Date and the original Second Expansion Premises Commencement Date. As used in this Section 4(b), commencing “business operations” shall mean that Tenant is occupying and using more than thirty-five percent (35%) of the Second Expansion Premises primarily for the purpose of conducting its normal business operations therefrom (as distinct from performing Tenant’s Work, or otherwise making the Second Expansion Premises ready for its occupancy).

Landlord shall use commercially reasonable efforts to deliver possession of the Second Expansion Premises on or before January 1, 2020 (“Scheduled Second Expansion Premises Delivery Date”). For purposes of this Third Amendment, the “Second Expansion Premises Delivery Date” shall be the date that Landlord actually delivers possession of the Second Expansion Premises to Tenant for Tenant’s performance of the Tenant’s Work, and installation of Tenant FF&E, therein. If Landlord is unable to deliver possession of the Second Expansion Premises to Tenant on or before the Scheduled Second Expansion Premises Delivery Date, or any other date, for any reason (including any existing occupant’s failure to timely vacate and surrender), Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this Third Amendment and/or the Lease nor the obligations of Tenant hereunder and/or thereunder, but, in such event, the Second Expansion Premises Construction Period (and the Second Expansion Premises Commencement Date) shall be extended on a day-for-day basis for each day that elapses between the Scheduled Second Expansion Premises Delivery Date and the actual Second Expansion Premises Delivery Date.

Notwithstanding anything to the contrary contained in this Third Amendment, if the Second Expansion Premises Delivery Date does not occur by March 1, 2020 (such date being the “Second Expansion One-For-One Rent Credit Trigger Date”) for any reason other than any Tenant Delays and/or any “Force Majeure” delays of the nature contemplated in Section 18(f) below (it being the intent of the parties that such Second Expansion One-For-One Rent Credit Trigger Date shall be extended one (1) day for each day of any such delays caused by Tenant Delays and/or Force Majeure delays), then Tenant’s sole and exclusive remedy as a result thereof shall be to receive a credit against the Base Rent due with respect to the Second Expansion Premises (any such amount being the “Second Expansion Premises One-for-One Rent Credit”), which Second Expansion Premises One-for-One Rent Credit shall be in the form of an extension of the conditional rent abatement period (as contemplated in Section 5(e) below), applicable to the Second Expansion Premises only, equal to one (1) day for each day that shall have elapsed between the Second Expansion One-For-One Rent Credit Trigger Date and the Second Expansion Premises Delivery Date.

If (and only to the extent that) Tenant fails to substantially complete the Tenant’s Work in the Second Expansion Premises by the expiration of the Second Expansion Premises Construction Period as a direct result of any Landlord Delay, then the Second Expansion Premises Construction Period shall be deemed to have been extended one (1) day for each day that Tenant is actually and reasonably prevented from substantially completing the Tenant’s Work in the Second Expansion Premises by the expiration of such Second Expansion Premises Construction Period as a direct result of any such Landlord Delay.

(c) Current Premises. Subject to the terms and conditions of the Work Letter, Tenant shall be entitled to perform (or cause to be performed) the Tenant’s Work applicable to the Current Premises; provided that all provisions of the Lease, including those relating to the payment of Base Rent, Operating Expenses and Property Taxes for the Current Premises shall apply (including specifically, without limitation, all provisions relating to insurance, indemnity and freedom from liens) during the performance of any such Tenant’s Work in the Current Premises.

5. Base Rent.

(a) Current Premises. During the period commencing with the Effective Date and expiring on the Current Expiration Date (i.e., January 31, 2020), Tenant shall continue to pay Base Rent with respect to the Current Premises as follows: (A) with respect to the Original Premises, in accordance with the schedule set forth in the Basic Lease Information of the Original Lease; and (B) with respect to the 2017 Expansion Premises, in accordance with Section 4 of the Second Amendment. From and after February 1, 2020 (i.e., the day after the Current Expiration Date), the Base Rent payable by Tenant under the Lease with respect to the Current Premises shall be calculated, on a per-rentable-square-foot basis, using the applicable monthly rates set forth in the rent schedule contained in Section 5(d) below.

(b) First Expansion Premises. From and after the First Expansion Premises Commencement Date, Tenant shall pay Base Rent with respect to the First Expansion Premises, on a per-rentable-square-foot basis, using the applicable monthly rates set forth in the rent schedule contained in Section 5(d) below.

(c) Second Expansion Premises. From and after the Second Expansion Premises Commencement Date, Tenant shall pay Base Rent with respect to the Second Expansion Premises, on a per-rentable-square-foot basis, using the applicable monthly rates set forth in the rent schedule contained in Section 5(d) below.

(d) Monthly Base Rent Rates.

Applicable Commencement Date* through Extended Term Expiration Date (i.e., January 31, 2024)	Monthly Rental Rates
Applicable Commencement Date through the last day of the twelfth (12th) full calendar month thereafter	$8.65/RSF
13th - 24th full calendar month	$8.91/RSF
25th - 36th full calendar month	$9.18/RSF
37th – 48th full calendar month**	$9.46/RSF
49th full calendar month through Extended Term Expiration Date - (i.e., January 31, 2024)***	$9.74/RSF

* Respectively, (i) the First Expansion Premises Commencement Date, (ii) the Second Expansion Premises Commencement Date and (iii) February 1, 2020 with respect to the Current Premises. Irrespective of the applicable commencement date, the term of the Lease shall be coterminous and expire on the Extended Term Expiration Date (i.e., January 31, 2024) with respect to (x) the First Expansion Premises, (y) the Second Expansion Premises and (z) the Current Premises.

** In order to effectuate the coterminous expiration described above, the term applicable to the Second Expansion Premises shall be adjusted accordingly if the last day of the 48th full calendar month following the Second Expansion Premises Commencement Date occurs on a date other than such Extended Term Expiration Date (i.e., January 31, 2024). With respect to the Current Premises, the last day of the 486 full calendar month following February 1, 2020 and the Extended Term Expiration Date (i.e., January 31, 2024) shall be one and the same.

*** This rate is only applicable with respect to the First Expansion Premises

Within ten (10) business days of the Second Expansion Premises Commencement Date, the parties shall execute a notice in the form set forth in Exhibit B attached hereto, memorializing the total Base Rent due for the entire Premises.

Except as otherwise expressly set forth in this Section 5 above, Base Rent shall be paid by Tenant at the same time and in the same manner as set forth in the Original Lease. Landlord and Tenant hereby agree and acknowledge that, if the First Expansion Premises Commencement Date and/or Second Expansion Premises Commencement Date shall occur on a date that is not the first (1”) day of a calendar month, then the first twelve (12) month interval described in the rent schedule set forth in this Section 5(d) above shall also include such initial partial month (on a pro-rated basis), but, for purposes of the Base Rent escalations set forth therein, be deemed to have commenced on the first (1”) day of the first full calendar month following the applicable commencement date, with the result that all such twelve (12) month Base Rent escalation intervals shall commence on the first (1”) day of a calendar month.

(e) Conditional Abatement of Base Rent. So long as there is no Event of Default (as defined in Article 18 of the Original Lease) on the applicable Base Rent abatement date, the following monthly installments of Base Rent shall be abated: (A) with respect to the First Expansion Premises, the installments of Base Rent due therefor during the first (1st) through third (3rd) full calendar months, inclusive, following the First Expansion Premises Commencement Date, (B) with respect to the Second Expansion Premises, the installments of Base Rent due therefor during the first (1st) through third (3rd) full calendar months, inclusive, following the Second Expansion Premises

Commencement Date and (C) with respect to the Current Premises, the installments of Base Rent due therefor during the full calendar months of February 2020, March 2020 and April 2020. Tenant hereby agrees and acknowledges that, if an Event of Default (as defined in Article 18 of the Original Lease) results in the termination of the Lease, then, in addition to any and all of its rights, powers and remedies as may be permitted at law, in equity and/or under the Lease, Landlord shall be entitled to recover the unamortized portion of any and all such abated Base Rent that would have been due during the applicable conditional abatement period, which shall be a percentage equivalent to a fraction, (i) the denominator of which shall be the number of entire calendar months between the end of each Base Rent abatement period and the Extended Term Expiration Date, and (ii) the numerator of which shall be the difference between the denominator and the number of entire calendar months elapsed from the end of each Base Rent abatement period until the occurrence of any such Event of Default.

6. Tenant’s Percentage Share. Notwithstanding anything to the contrary contained in the Lease and/or this Third Amendment, including, without limitation, the Basic Lease Information set forth in the Original Lease and Section 4 of the Second Amendment, Landlord and Tenant hereby agree and acknowledge that: (i) from and after the First Expansion Premises Commencement Date, Tenant’s Percentage Share shall be 18.52% of the Project (erroneously identified as the “Building” in the Lease) (and not 12.12% of the Project) and (ii) from and after the Second Expansion Premises Commencement Date, Tenant’s Percentage Share shall be 26.15% of the Project.

7. Parking. From and after the First Expansion Premises Commencement Date, Tenant shall be entitled to use an additional twenty-two (22) unreserved parking spaces (“First Expansion Premises Parking Allocation”), with the result that the number of unreserved parking spaces which Tenant is entitled to use under the Lease shall be sixty-three (63) unreserved spaces (and not forty-one (41) unreserved spaces). From and after the Second Expansion Premises Commencement Date, Tenant shall be entitled to use an additional twenty-six (26) unreserved parking spaces (“Second Expansion Premises Parking Allocation”), with the result that the number of unreserved parking spaces which Tenant is entitled to use under the Lease shall be eighty-nine (89) unreserved spaces (and not sixty-three (63) unreserved spaces). Tenant’s use of the unreserved parking spaces allocated pursuant to the terms and conditions of the Lease (as amended by this Third Amendment) shall be free of charge through and including the Second Extended Term Expiration Date (i.e., January 31, 2024).

8. Brokers. Each party represents and warrants to the other party that it has not had dealings in any manner with any real estate broker, finder or other person with respect to the Extended Term and/or the negotiation and execution of this Third Amendment, except Cushman & Wakefield (“C&W”), on behalf of Landlord, and Savills (“Savills”), on behalf of Tenant. Except as to commissions and fees to be paid as provided hereunder, Landlord and Tenant shall indemnify, defend and hold harmless the other party from all damage, loss, liability and expense (including reasonable attorneys’ fees and related costs) arising out of or resulting from any claims for commissions or fees that may or have been asserted against such other party by any broker, finder or other person with whom either Landlord or Tenant, as applicable, has or purportedly has dealt in connection with the Extended Term and/or the negotiation and execution of this Third Amendment. Landlord shall pay broker leasing commissions to C&W in connection with the negotiation and execution of this Third Amendment pursuant to a separate agreement between Landlord and C&W, and C&W shall pay Savills a portion of such commission pursuant to a separate agreement between C&W and Savills. Landlord and Tenant agree that Landlord shall not be obligated to pay any broker leasing commissions, consulting fees, finder fees or any other fees or commissions arising out of or relating to an extension of the Extended Term or to any expansion or relocation at any time.

9. Insurance Requirements; Indemnification and Exculpation. From and after the Effective Date, (x) Article 12 (Subrogation) and Article 13 (Indemnification and Insurance) of the Original Lease shall be deemed deleted and replaced in their entirety with the terms and conditions set forth in Exhibit E attached hereto; (y) any and all references in the Lease to the provisions of such Article 12 and/or Article 13 of the Original Lease shall be deemed to be references to the corresponding provisions set forth in such Exhibit E; and (z) Tenant shall comply with the terms and conditions set forth in such Exhibit E. Notwithstanding the foregoing, Tenant shall not be obligated to comply with the property insurance requirements set forth in subclause (d)(i)(C) of such Exhibit E until the date that is fifteen (15) business days after the Effective Date, and until such date, Tenant shall continue to comply with the property insurance requirements set forth in Article 13.2(e) of the Original Lease. Tenant shall deliver to Landlord the evidence of insurance required pursuant to the penultimate sentence of subclause (d)(i) of Exhibit E as follows: (i) with respect to the Current Premises, on the Effective Date (subject to the immediately preceding sentence); (ii) with respect to the First Expansion Premises, on the First Expansion Premises Delivery Date (subject to the immediately preceding sentence); and (iii) with respect to the Second Expansion Premises, on the Second Expansion Premises Delivery Date. Exhibit E attached hereto, together with the other exhibits attached to this Third Amendment, shall be deemed incorporated by reference into this Third Amendment, as though set forth in full herein.

10. Corporate Authority. Tenant represents and warrants that the person or persons executing this Third Amendment on behalf of Tenant has the full right and authority to do so on behalf of Tenant and to bind Tenant with respect to each and every term and condition set forth in this Third Amendment without the consent or approval of any other person or entity.

11. Extension Rights. Landlord and Tenant hereby agree and acknowledge that any and all provisions of the Lease granting (or purportedly granting) Tenant the right to extend or renew the term of the Lease are hereby deleted in their entirety for all purposes of the Lease (and this Third Amendment) as of the Effective Date, it being the intent of the parties that any and all such extension and/or renewal rights are hereby expressly deemed null and void ab initio and of no further force or effect. Notwithstanding the preceding sentence, Landlord hereby grants Tenant two (2) options to extend the initial Extended Term, as set forth in Exhibit D attached hereto.

12. OFAC. Tenant certifies, represents, warrants and covenants that neither Tenant nor any of its partners, officers, directors, members or shareholders (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations

31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ.L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 60-01-10; The Cuban Liberty and Democratic Solidarity Act, 18.U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.). Without limiting the generality of the foregoing, Tenant certifies, represents, warrants and covenants that: (a) It is not acting and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (b) It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation. Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord and the Landlord Parties from and against any and all claims arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants.

13. Certified Access Specialist. For purposes of California Civil Code Section 1938, Landlord hereby discloses to Tenant that, as of the Effective Date, to Landlord’s actual knowledge, the Current Premises and Expansion Premises have not undergone inspection by a Certified Access Specialist (“CASp”). Pursuant to California Civil Code Section 1938(e), Landlord hereby further discloses to Tenant the following: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” Notwithstanding the foregoing and/or anything to the contrary contained in the Lease and/or this Third Amendment, Landlord and Tenant hereby agree and acknowledge that, in the event Tenant desires to obtain a CASp inspection, then:

(x) Tenant shall provide Landlord with no less than twenty (20) business days’ prior written notice and, upon receipt of such notice, Landlord shall have the right to, among other things, (i) select the date and time at which such inspection shall occur, and (ii) have one (1) or more representatives present during such inspection.

(y) Tenant hereby agrees and acknowledges that it shall (x) provide Landlord with a copy of any and all findings, reports and/or other materials (collectively, the “CASp Report”) provided by the CASp immediately following Tenant’s receipt thereof, (y) at all times maintain (and cause to be maintained) the CASp Report and its findings (and any and all other materials related thereto) confidential and (z) pay for the CASp inspection and CASp Report at Tenant’s sole cost and expense. If Tenant receives a disability access inspection certificate, as described in subdivision (e) of California Civil Code Section 55.53, in connection with or following any CASp inspection undertaken on behalf, or for the benefit, of Tenant, then Tenant shall cause such certificate to be provided immediately to Landlord.

(z) If the CASp Report identifies any violation(s) of applicable construction-related accessibility standards (“CASp Violation(s)”), Tenant shall immediately provide written notice to Landlord of any and all such CASp Violation(s). In such event, Tenant shall, at Tenant’s sole cost and expense, perform, or cause to be performed, any repairs, modifications and/or other work necessary to correct any and all such CASp Violation(s), irrespective of whether such CASp Violations relate to the Current Premises, Expansion Premises, Building and/or Project (any such repairs, modifications and/or other work being collectively referred to herein as the “CASp Work”). Tenant shall commence (or cause the commencement of) such CASp Work no later than fifteen (15) business days after Landlord’s receipt of the CASp Report in accordance with the terms and conditions of the Lease, as amended (including, without limitation, Article 8 of the Original Lease). Tenant shall diligently prosecute (or cause to be diligently prosecuted) to completion all such CASp Work in a lien free, good and workmanlike manner, and, upon completion, obtain an updated CASp Report showing that the Current Premises and Expansion Premises (and any other portions of the Building and/or Project where CASp Violations were identified) then comply with all applicable construction-related accessibility standards. Any and all cost and expense associated with the CASp Work and/or the updated CASp Report (which Tenant shall provide to Landlord immediately upon Tenant’s receipt thereof) shall be at Tenant’s sole cost and expense.

To the fullest extent permitted by law, Tenant hereby (A) waives and disclaims any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited as a result of, the Current Premises and/or Expansion Premises not having been inspected by a Certified Access Specialist (CASp), and (B) agrees and acknowledges that the lack of such Certified Access Specialist (CASp) inspection shall in no event modify, diminish, enlarge or otherwise affect the respective rights and obligations of the parties under the Lease and/or this Third Amendment.

Notwithstanding anything to the contrary contained in the Lease (including, without limitation, Article 8 of the Original Lease) and/or this Third Amendment, unless required under applicable law (and/or required by Landlord’s lender), Landlord shall not require (or compel) Tenant, as a condition to Landlord’s consent to any Tenant’s Work and/or Alteration(s), or otherwise, to cause the Premises to be inspected and certified by a Certified Access Specialist (CASp) (following completion) as meeting all applicable construction-related accessibility standards pursuant to California Civil Code Section 55.53.

14. Letter of Credit. Landlord and Tenant hereby agree and acknowledge that (i) as of the Effective Date, Landlord holds the Letter of Credit described in Article 27 of the Original Lease, which Letter of Credit is in the amount of One Hundred Seventy-eight Thousand Nine Hundred Twenty-two Dollars ($178,922.00) (“Existing Letter of Credit”), (ii) the Existing Letter of Credit is attached as Exhibit F-1 hereto and (iii) within ten (10) business days after the Effective Date (time being of the essence), Tenant shall deliver to Landlord an amendment of such Existing Letter of Credit, in the form and content attached as Exhibit F-2 hereto, that, among other things, (A) increases the Letter of Credit Amount (as described in the Basic Lease Information set forth in the Original Lease) by the amount of Six Hundred Seventy-nine Thousand One Hundred Eighty-three Dollars ($679,183.00), with the result that, simultaneously with the execution of this Third Amendment, such Letter of Credit Amount shall be increased to the amount of Eight Hundred Fifty-eight Thousand One Hundred Five Dollars ($858,105.00) and (B) extends the applicability of the Existing Letter of Credit, as so amended, to Tenant’s obligations under the Lease, as amended by this Third Amendment.

Notwithstanding anything to the contrary contained in the Lease and/or this Third Amendment, from and after the Effective Date, (i) Article 27 of the Original Lease shall be deemed deleted and replaced in its entirety by the terms and conditions set forth in Exhibit F-3 attached hereto and (ii) such terms and conditions shall apply with respect to the Existing Letter of Credit, as amended pursuant to the terms and conditions of this Section 14.

15. Confidentiality. Tenant and Landlord each agree that the terms of the Lease and this Third Amendment are confidential and constitute proprietary information of the parties, and that disclosure of the terms thereof and hereof could adversely affect the interests of the parties. Tenant hereby agrees that Tenant and its partners, officers, directors, employees, agents, real estate brokers and sales persons and attorneys shall not disclose the terms of the Lease and/or this Third Amendment to any other person without Landlord’s prior written consent, except to any accountants of Tenant in connection with the preparation of Tenant’s financial statements or tax returns, to an assignee of this Lease or subtenant of the Premises, to Tenant’s attorneys, brokers and other advisors, or to an entity or person to whom disclosure is require by applicable law or in connection with any action brought to enforce the Lease (as amended). Landlord and its partners, officers, directors, employees, agents, real estate brokers and sales persons and attorneys shall not disclose the economic terms of the Lease and/or this Third Amendment to any other person without Tenant’s prior written consent, except to any accountants of Landlord, attorneys, brokers, other advisors, lenders, prospective lenders, Property purchasers, investors or to an entity or person to whom disclosure is required by applicable law or in connection with any action brought to enforce the Lease (as amended).

16. Signage. Tenant shall not place any sign upon the Expansion Premises, the 100 Building or the Project or conduct any auction thereon without Landlord’s prior written consent, which consent may be withheld by Landlord in its sole and absolute discretion. Landlord, at Tenant’s sole cost and expense (subject to Tenant’s right to apply such cost against the Expansion Premises Allowance), shall allow Tenant to install (and thereafter maintain) Building-standard signage as follows:

(A) as of the First Expansion Premises Delivery Date (or as soon thereafter as is reasonably practicable), (i) ground floor lobby directory signage for the 100 Building identifying the First Expansion Premises, (ii) a sign panel in the lower-left panel position on the multi-tenant monument sign dedicated to the 100 Building, as depicted on Exhibit G attached hereto, and (iii) suite-entry signage for the First Expansion Premises; and

(B) as of the Second Expansion Premises Delivery Date (or as soon thereafter as is reasonably practicable), (i) ground floor lobby directory signage for the 100 Building identifying the Second Expansion Premises (in addition to the First Expansion Premises), (ii) a sign panel in the lower-right panel position on the multi-tenant monument sign dedicated to the 100 Building, as depicted on Exhibit G attached hereto, and (iii) suite-entry signage for the Second Expansion Premises.

Subject to (i) Landlord’s prior written consent with respect to the size, weight, color(s), materials, design, and manner of installation (which consent shall not be unreasonably withheld), (ii) Tenant first obtaining any and all approvals and/or permits required by the City of Mountain View and (iii) Tenant’s compliance with the conditions, requirements and other criteria established by the City of Mountain View and/or reasonably established by Landlord, from and after the Second Expansion Premises Delivery Date, Tenant shall have the right to maintain a double-length sign panel that spans both the lower-left panel position and lower-right panel position on the multi-tenant monument sign dedicated to the 100 Building. Tenant hereby agrees and acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representations or warranties with respect to the availability and/or attainability of any permits and/or approvals relating to such double-length sign panel (and/or, if such permits are available and attainable, the time, cost and/or conditions associated with obtaining any such permits and/or approvals).

17. Consequential Damages. Notwithstanding anything to the contrary contained in the Lease and/or this Third Amendment, Landlord shall in no event be liable under any circumstances for any injury or damage to, or interference with Tenant’s business, loss of profits or other revenues, loss of business opportunity, loss of goodwill or consequential damages and/or any indirect, incidental, exemplary and/or punitive damages of any kind or nature, in each case, however occurring.

18. Other Lease Revisions. Landlord and Tenant agree that, from and after the Effective Date of this Third Amendment (unless different effective date(s) is/are specifically referenced in this section), the Lease shall be amended in the following additional respects:

(a) Amortization of Capital Expenditures. To the extent capital improvements, capital assets and/or any other capital expenditures are permitted to be included in Operating Expenses, then, from and after the Effective Date, the same shall be amortized, over the useful life of the capital item in question (as reasonably determined by Landlord) in accordance with generally accepted accounting practices commonly utilized by landlords of comparable Class “A” office building projects of comparable size as the Project in the Mountain View market, consistently applied, together with interest at the rate of eight and one-half percent (8.5%) per annum, or such higher annual rate as Landlord may actually have to pay, on the unamortized balance.

(b) Certified Access Specialist (CASp); Cosmetic Alterations. Notwithstanding Section 8.1(a) of the Original Lease, with respect to Alterations, unless required by applicable law (and/or Landlord’s lender), Tenant’s architects shall not be required to be certified as a Certified Access Specialist (CASp), and Tenant shall not be required to obtain a CASp report in connect with its Alterations. The following phrase is hereby deemed inserted at the beginning of the last sentence of Section 8.1(d) of the Original Lease: “If required by applicable law (and/or Landlord’s lender), following...........”. Furthermore, the reference to “.....Twenty-five Thousand Dollars ($25,000.00) or less.....” in the first grammatical Section 8.1 of the Original Lease is hereby deleted and replaced with “......Seventy-five Thousand Dollars ($75,000.00) or less (individually or in the annual aggregate).....”.

(c) Affiliate Transfer—No Recapture. Notwithstanding anything to the contrary in Article 15 of the Original Lease, assignments or subleases to an Affiliate (as defined in Section 15.8 of the Original Lease) in accordance with the terms and conditions of Section 15.8 of the Original Lease shall not be subject to Landlord’s recapture right in Section 15.3.

(d) Damage and Destruction—Tenant Termination Right. The following provision shall be deemed incorporated into Article 11 of the Original Lease:

“11.3 In the event the Premises are (or any portion of the Building necessary for access to or use of the Premises for general office use is) damaged or destroyed by a casualty during the Term, Landlord shall notify Tenant within thirty (30) days after such casualty, or as soon thereafter as is reasonably practicable, of Landlord’s architect’s good-faith estimate of the time needed to perform the restoration of the Premises. If all or substantially all of the Premises are (and/or any portion of the Building necessary for access to or use of all or substantially all of the Premises for general office use is) damaged and destroyed, and the estimated time to perform the restoration thereof exceeds two hundred seventy (270) days from the date permits are obtained (provided that Landlord shall use commercially reasonable efforts to obtain any and all such permits as soon as reasonably practicable), and Landlord has not elected to terminate this Lease under any other provision of this Article 11 above, then Tenant shall have the right to terminate this Lease, provided Tenant’s termination notice is transmitted in writing to Landlord within thirty (30) days after Tenant receives Landlord’s good faith estimate (time being of the essence) of the restoration period relating to such damage and destruction. In the event that Tenant does not exercise such right of termination within the thirty (30) day period set forth in the immediately preceding sentence, Tenant shall be conclusively deemed to have waived its right to terminate this Lease pursuant to this Section 11.3.”

(e) Modification of Section 18.1(b) of the Original Lease. Section 18.1(b) of the Original Lease is deleted and replaced with: “Tenant fails to pay any additional rent or other amount of money or charge payable by Tenant hereunder as and when such additional rent or amount or charge becomes due and payable and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; or”

(f) Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorism, terrorist activities, inability to obtain services, labor, or materials or reasonable substitutes therefore, governmental actions, civil commotions, fire, flood, earthquake or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed upon Tenant with respect to (i) the payment of rent and other charges to be paid by Tenant pursuant to the Lease (as amended), (ii) Article 6 (Use and Environmental Matters) and Article 26 (Holding Over) of the Original Lease and (iii) Exhibit E (Insurance Requirements; Indemnification and Exculpation) attached to this Third Amendment (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in the Lease and/or this Third Amendment, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

(g) Automatic Event of Default—Failure to Timely Deliver Credit Enhancement. The following shall be deemed incorporated into Article 18 (Events of Default) of the Original Lease as Article 18(i):

“(i) Any failure by Tenant to deliver when due any (x) security deposit, (y) letter of credit (and/or amendment thereto and/or replacement thereof) and/or (z) similar credit enhancement required under this Lease (as the same may be amended).”

19. Interruption. Notwithstanding the foregoing, if Tenant is prevented from using (and actually does not use and/or conduct business from) the Premises for a period in excess of seven (7) consecutive business days after Landlord’s receipt of written notice of any such prevention resulting from a failure of heating, ventilation or air conditioning, plumbing, water or electrical service to the Premises, which failure(s) is/are caused by Landlord’s negligence or willful misconduct (and can be corrected through Landlord’s reasonable efforts), and such failure is not due to (i) the fault of the utility supplier or failure of the utility supplier to provide the applicable service, (ii) a cause or event specified in Section 18(f) of this Third Amendment above, (iii) a casualty or condemnation, or (iv) the act or omission of Tenant, its employees, contractors, agents, subtenants and/or invitees, then Tenant shall be entitled to one (1) day of abatement of Base Rent (in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business) for each day from and after the expiration of such seven (7) consecutive business day period that Tenant continues to be prevented from using (and actually does not use and/or conduct business from) such portion of the Premises until the service is restored. The foregoing abatement of Base Rent shall be Tenant’s sole and exclusive remedy upon the occurrence of the events specified above and, except for such abatement, Landlord shall not be liable to Tenant for any loss to Tenant’s business arising from any such event(s), including, but not limited to, any lost profits, loss of business or any other consequential damages resulting therefrom.

20. Subordination, Non-Disturbance and Attornment. Landlord hereby represents to Tenant that, as of the Effective Date, there is no existing Security Holder (as defined in the following sentence) with respect to the Project. Tenant agrees that this Lease and the rights of Tenant hereunder shall be subject and subordinate to any and all deeds to secure debt, deeds of trust, security interests, mortgages, master leases, ground leases or other security documents and any and all modifications, renewals, extensions, consolidations and replacements thereof (collectively, “Security Documents” and the holder thereof being a “Security Holder”)) which hereafter constitute a lien upon or affect the Project, the Building or the Premises. Such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination. Notwithstanding the foregoing, in connection with any future Security Documents, Landlord shall use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement, on the applicable Security Holder’s then-standard form (subject to such commercially reasonable modifications as may be requested by Tenant and agreed upon by such Security Holder and Landlord).

21. Quiet Enjoyment. Upon Tenant’s paying the rent due and payable under the Lease (as amended by this Third Amendment and any subsequent amendment(s)) and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the term hereof without hindrance or ejection by any person lawfully claiming under Landlord, subject to the provisions of the Lease (as amended by this Third Amendment and any subsequent amendment(s)) and to the provisions of any (i) covenants, conditions and restrictions now or hereafter affecting the Premises or (ii) Security Documents to which the Lease (as amended) is subordinate or may be subordinated.

22. Effect of Third Amendment; Counterparts. This Third Amendment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. The submission of this Third Amendment by Landlord, its agent or representative for examination or execution by Tenant does not constitute an option or offer to lease the Expansion Premises upon the terms and conditions contained herein or a reservation of the Expansion Premises in favor of Tenant, it being intended hereby that this Third Amendment shall only become effective upon the execution hereof by Landlord and delivery of a fully executed counterpart hereof to Tenant. Except as modified herein, the terms and provisions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and provisions of this Third Amendment and the terms and provisions of the Lease, the terms and provisions of this Third Amendment shall prevail. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. The execution of this Third Amendment may be effected by electronic (such as “DocuSign”), facsimile or portable document format (“.pdf’) signatures, all of which shall be treated as originals. Landlord and Tenant each intends to be bound by its respective facsimile or .pdf transmitted signature, and is aware that the other party will rely thereon, and each party waives any defenses to the enforcement of this Third Amendment based solely on the fact that this Third Amendment was delivered by facsimile or .pdf transmission. Without in any way derogating from, impairing and/or otherwise affecting the terms and conditions of the immediately-preceding sentence, Landlord and Tenant shall deliver original signatures to each other within two (2) business days after the mutual transmittal of the electronic, facsimile or .pdf signatures described in such sentence.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date first set forth above.

TENANT:

LIVONGO HEALTH, INC.,
a Delaware corporation

By:	/s/ Zane Burke
Its:	CEO

Printed Name/Title:	Zane Burke

By:	/s/ Lee Shapiro
Its:	Chief Financial Officer

Printed Name/Title:	Lee Shapiro

LANDLORD:

MCC CASTRO STATION LLC,
A Delaware limited liability company,

By:	McCarthy Cook Ventures XIV LLC,
A Delaware limited liability company,
Its managing member

By:	/s/ Edward W. Cook III
Its:	Edward W. Cook III
Title:	Co-President